QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
IRON MOUNTAIN INCORPORATED
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

IRON MOUNTAIN INCORPORATED

745 Atlantic Avenue
Boston, Massachusetts 02111

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 5, 2008

To the Stockholders of
IRON MOUNTAIN INCORPORATED:

        Iron Mountain Incorporated will hold its 2008 Annual Meeting of Stockholders at the offices of Sullivan & Worcester LLP, One Post Office Square, 21st Floor, Boston, Massachusetts 02109, on June 5, 2008 at 10:00 a.m. local time for the following purposes:

  1.
  To elect the directors of Iron Mountain Incorporated for a one-year term or until their successors are elected and qualified;

  2.
  To approve an amendment to the Iron Mountain Incorporated 2002 Stock Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 7,500,000 from 12,528,815 to 20,028,815 and extend the termination date thereunder from March 31, 2012 to March 31, 2018;

  3.
  To approve an amendment to the Iron Mountain Incorporated 2006 Senior Executive Incentive Program to modify the definition of participant, increase the maximum compensation payable thereunder and modify and re-approve the payment criteria thereunder;

  4.
  To approve an amendment to the Iron Mountain Incorporated 2003 Senior Executive Incentive Program to modify and re-approve the payment criteria thereunder;

  5.
  To ratify the selection by the Audit Committee of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2008; and

  6.
  To transact such other business as may properly come before the Annual Meeting.

        Attached to this notice is a Proxy Statement relating to the proposals to be considered at the Annual Meeting. The Board of Directors has fixed the close of business on April 10, 2008 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or at any adjournment or postponement thereof.

        This year, new Securities and Exchange Commission rules allow us to furnish proxy materials to our shareholders on the internet. You can now access proxy materials and vote at www.proxyvote.com. You may also vote via internet or telephone by following the instructions on that website. In order to vote on the internet or by telephone you must have a stockholder identification number which is being mailed to you on a Notice Regarding the Availability of Proxy Materials.

        Your vote is important regardless of the number of shares you own. The Company requests that you read the Proxy Statement and cast your vote as instructed in the Notice Regarding the Availability of Proxy Materials that you received in the mail without delay, even if you now plan to attend the Annual Meeting. You may also request a paper proxy card at any time prior to May 22, 2008 to submit your vote by mail. You may revoke your proxy at any time prior to its exercise by delivering written notice or another duly executed proxy bearing a later date to the Secretary of the Company, by completing another proxy in the same manner indicated on the website referred to in the Notice Regarding the Availability of Proxy Materials or by attending the Annual Meeting and voting in person. If you hold shares in the name of a brokerage firm, bank, nominee or other institution, you must provide a legal proxy from that institution in order to vote your shares at the Annual Meeting, except as otherwise discussed in the Proxy Statement.

        All stockholders are cordially invited to attend the Annual Meeting.

By order of the Board of Directors,
ERNEST W. CLOUTIER, Secretary
Boston, Massachusetts April 21, 2008

IRON MOUNTAIN INCORPORATED

745 ATLANTIC AVENUE
BOSTON, MASSACHUSETTS 02111

PROXY STATEMENT
FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS

To be held on June 5, 2008

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors, or the Board, of Iron Mountain Incorporated, or Iron Mountain or the Company, for use at the Annual Meeting of Stockholders to be held on June 5, 2008, or the Annual Meeting, or at any adjournment or postponement thereof.

        The Company's Annual Report to Stockholders for the year ended December 31, 2007 is first being made available, and the Notice Regarding the Availability of Proxy Materials, or the Notice of Internet Availability, is first being mailed to stockholders on or about April 21, 2008.

        Iron Mountain will bear all costs of solicitation of proxies. Brokers, banks, custodians and other fiduciaries will be requested to forward proxy soliciting materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of such proxy materials. Solicitation of proxies by mail may be supplemented by telephone, telecopier or personal solicitation by directors, officers or other regular employees of the Company (who will not receive any additional compensation for any solicitation of proxies), as well as the firm of InvestorCom, Inc., which has been retained by the Company to assist in the solicitation for a fee of approximately $6,500, plus reasonable expenses.

Revocability of Proxies

        Any stockholder giving a proxy in the manner set forth in the Notice of Internet Availability has the power to revoke it at any time before it is exercised. You may revoke your proxy by delivering to the Secretary of the Company at the address given above a written notice of revocation or by voting over the internet or by telephone at a later time in the manner provided on the website indicated in the Notice of Internet Availability. You may also revoke your proxy by attending the Annual Meeting and voting in person. If a stockholder wants to receive a paper or email copy of the proxy card to complete and mail to the Company in time for the annual meeting, he or she may request one at any time prior to May 22, 2008. Votes provided over the internet or by telephone must be received by 11:59 p.m. eastern daylight time on June 4, 2008. If your shares are held in the name of a brokerage firm, bank, nominee or other institution, and you have instructed your brokerage firm, bank, nominee or other institution to vote your shares, you must follow the instructions received from your brokerage firm, bank, nominee or other institution to change those instructions.

Record Date, Voting and Share Ownership

        Iron Mountain's common stock, $0.01 par value per share, or the Common Stock, is the only class of voting securities outstanding and entitled to vote at the Annual Meeting. As of the close of business on April 10, 2008, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, 200,979,020 shares of Common Stock were outstanding and entitled to vote. Each share is entitled to one vote on each matter.

        Stockholders may vote their shares over the internet or by telephone in the manner provided on the website indicated in the Notice of Internet Availability they received in the mail, or, if they requested paper or email copies of proxy materials at any time prior to May 22, 2008, by completing and returning the proxy card, or by attending the meeting and voting in person. Votes provided over the internet or by telephone must be received by 11:59 p.m. eastern daylight time on June 4, 2008.

        If your shares are held in the name of a brokerage firm, bank, nominee or other institution (referred to as "in street name"), you will receive instructions from the holder of record that you must follow in order for you to specify how your shares will be voted. If you do not specify how you would like your shares to be voted, your shares held in street name may still be voted. Certain street name holders have the authority to vote shares for which their customers do not provide voting instructions on certain routine, uncontested items.

        IMPORTANT: If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares. Please contact the person responsible for your account and give instructions for a proxy to be completed for your shares.

        The presence at the Annual Meeting, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast at the Annual Meeting will constitute a quorum. Shares represented by valid proxies will be treated as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is noted as casting a vote or abstaining. Shares represented by broker non-votes will be treated as present for purposes of determining a quorum. Shares voted by a broker on any issue other than a procedural motion will be considered present for all quorum purposes, even if the shares are not voted on every matter. A "broker non-vote" occurs on an item when a broker identified as the record holder of shares is not permitted by the rules of the New York Stock Exchange, or NYSE, to vote on that item without instruction from the beneficial owner of the shares and no instruction has been received. Under the NYSE rules, brokers may vote on "routine" matters even without instructions from the street name holder. The election of directors and the ratification of our auditors for the fiscal year ended December 31, 2008 are "routine" matters, so there will be no broker non-votes in connection with these matters. The matters described in Items 2, 3 and 4, the amendments to the Iron Mountain Incorporated 2002 Stock Incentive Plan, or the 2002 Plan, the Iron Mountain Incorporated 2006 Senior Executive Incentive Program, or the 2006 SEIP, and the Iron Mountain Incorporated 2003 Senior Executive Incentive Program, or the 2003 SEIP, are not "routine" matters under the NYSE rules.

        A properly completed proxy, if received in time for voting and not revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein. Where a choice is not so specified, the shares represented by the proxy will be counted:

  •
  "For" the election of the nominees for director listed herein;

  •
  "For" the approval of an amendment to the 2002 Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 7,500,000 from 12,528,815 to 20,028,815 and extend the termination date thereunder from March 31, 2012 to March 31, 2018;

  •
  "For" the approval of an amendment to the 2006 SEIP to modify the definition of participant, increase the maximum compensation payable thereunder and modify and re-approve the payment criteria thereunder;

  •
  "For" the approval of an amendment to the 2003 SEIP to modify and re-approve the payment criteria thereunder; and

  •
  "For" the ratification of the selection by the Audit Committee of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2008.

        Abstentions or withheld votes and broker non-votes will not be counted as votes cast and, therefore, will not affect any of the matters being submitted to the stockholders at the Annual Meeting.

        Our website address is included several times in this proxy statement as a textual reference only and the information in the website is not incorporated by reference into this proxy statement.

Notice Regarding the Availability of Proxy Materials

        In accordance with rules and regulations recently adopted by the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to each stockholder of record, we may now furnish proxy materials via the internet. Accordingly, all of our stockholders will receive a Notice of Internet Availability. The Notice of Internet Availability will be mailed on or about April 21, 2008.

        On the date of mailing the Notice of Internet Availability, stockholders will be able to access all of the proxy materials on a web site at www.proxyvote.com. The proxy materials will be available free of charge. The Notice of Internet Availability will instruct you as to how you may access and review all of the important information contained in the proxy materials (including our annual report to stockholders) over the internet or through other methods specified at the website designated in the Notice of Internet Availability. The web site contains instructions as to how to vote by internet or over the telephone. The Notice of Internet Availability also instructs you as to how you may request a paper or email copy of the proxy card. If you received a Notice of Internet Availability and would like to receive printed copies of the proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

ITEM 1

ELECTION OF DIRECTORS

        The Board currently consists of eight directors. In connection with the Annual Meeting, the Board will be increased to nine directors. Each director serves for a one-year term, and their terms will expire at the Annual Meeting. The term of Michael Lamach, who joined the Board in July 2007, will likewise expire at the Annual Meeting. At the Annual Meeting, all directors are to be elected for one-year terms to serve until the Company's 2009 Annual Meeting of Stockholders, or until their successors are elected and qualified. The Board has selected as nominees the following individuals, all of whom, other than Mr. Brennan, are current directors of the Company: Clarke H. Bailey, Constantin R. Boden, Robert T. Brennan, Kent P. Dauten, Michael Lamach, Arthur D. Little, C. Richard Reese, Vincent J. Ryan and Laurie A. Tucker. Each nominee has agreed to serve if elected, and management has no reason to believe that any of the nominees will be unavailable to serve.

        The Company's officers were last elected as a group on May 24, 2007. At a meeting to be held immediately following the Annual Meeting, the Board currently intends to elect officers of the Company. All officers hold office at the discretion of the Board until the first meeting of the Board following the next annual meeting of stockholders or until they sooner die, resign or are removed. Except for T. Anthony Ryan, the Company's Senior Vice President, Real Estate, and Vincent J. Ryan, a director, who are brothers, there are no family relationships between or among any of the Company's officers or directors.

Required Vote

        The affirmative vote of holders of a plurality of the votes properly cast at the Annual Meeting is required to elect each director. For purposes of determining which nominees receive a plurality, only those cast "For" are included, and any withheld votes or broker non-votes will not count in making that determination.

        The Board recommends that you vote FOR the election of each of the nominees listed below to serve as directors of Iron Mountain until the 2009 Annual Meeting of Stockholders, or until their successors are elected and qualified.

        Set forth below is the name and age of each director nominated to serve as director, his or her principal occupation and business experience during the past five years and the names of certain other companies of which he or she served as a director, as of April 10, 2008.

Nominee	Principal Occupations and Business Experience During the Past Five Years
Clarke H. Bailey Age 53	Mr. Bailey has been one of our directors since January 1998. Since 1990, Mr. Bailey has served as a director of Entertainment Distribution Company (formerly Glenayre Technologies, Inc.), a publicly held company engaged in the manufacture and distribution of CDs and DVDs, and has served as its Chairman since June 1999 and its Chief Executive Officer from November 2003 to November 2006. Mr. Bailey is also a director of ACT Teleconferencing Services, Inc. He holds a Master of Business Administration degree from The Wharton School, University of Pennsylvania.
Constantin R. Boden Age 71
Mr. Boden has been one of our directors since December 1990. Since January 1995, Mr. Boden has been the principal of Boden Partners LLC. He holds a Master of Business Administration degree from Harvard Business School.
Robert T. Brennan Age 48
Mr. Brennan will be assuming the role of Chief Executive Officer on June 5, 2008 at Iron Mountain's Annual Meeting of Stockholders. Mr. Brennan will continue in his role as President of Iron Mountain, as well. He assumed the role of President and Chief Operating Officer of Iron Mountain in November 2005; he had served as President of Iron Mountain's North American businesses since joining Iron Mountain in November 2004. Mr. Brennan joined Iron Mountain through the acquisition of Connected Corporation, where he served as Chief Executive Officer since 2000. He holds a Bachelor of Arts degree in psychology from Manhattan College.
Kent P. Dauten Age 52
Mr. Dauten has been one of our directors since November 1997. He also serves as Managing Director of Keystone Capital, Inc., a private management and investment advisory services firm, a position he has held since founding the firm in February 1994. Mr. Dauten currently serves as a director of Health Management Associates, Inc., a hospital management firm. He holds a Master of Business Administration degree from Harvard Business School.
Michael Lamach Age 44
Mr. Lamach has been one of our directors since July 2007. He also serves as President and Senior Vice President of Ingersoll-Rand, a publicly held diversified industrial company, a position he has held since 2004. Prior to 2004, Mr. Lamach was Group President and Managing Director of Johnson Controls, Automotive. He holds a Bachelor of Arts degree in engineering from Michigan State University and a Masters of Business Administration from Duke University.
Arthur D. Little Age 64
Mr. Little has been one of our directors since November 1995. Mr. Little is a director and the President of A & J Acquisition Company, Inc., which he founded in 1996. Mr. Little has also been the President and a director of L Squared, Inc. since 2005. He holds a Bachelor of Arts degree in history from Stanford University.

C. Richard Reese Age 62
Mr. Reese has been one of our directors since 1990. Mr. Reese is Chairman of the Board, a position he has held since November 1995, and the Chief Executive Officer of the Company, a position he has held since 1981. On February 26, 2008, Mr. Reese announced his intention to step down as Chief Executive Officer on June 5, 2008 at Iron Mountain's Annual Meeting of Stockholders. Mr. Reese will assume the role of Iron Mountain's first Executive Chairman. Mr. Reese is a member of the investment committee of Schooner Capital LLC, or Schooner, a stockholder in the Company. He is also a director of Charles River Laboratories, Inc. Mr. Reese also serves as an advisor to Bird Dog Solutions, Inc. He holds both Bachelor and Master of Science degrees in engineering from Clemson University and a Master of Business Administration degree from Harvard Business School.
Vincent J. Ryan Age 72
Mr. Ryan has been one of our directors since prior to 1990. Mr. Ryan is the founder of Schooner and its predecessor, Schooner Capital Corporation. Mr. Ryan has served as the Chairman and Chief Executive Officer of Schooner since 1971, and as its President from 1971 to 1985 and from 1996 to 1999. Prior to November 1995, Mr. Ryan served as Chairman of the Company's Board.
Laurie A. Tucker Age 51
Ms. Tucker joined our Board of Directors in March 2007. Ms. Tucker has been employed by FedEx Corporation, or FedEx, a publicly held transportation, e-commerce and business services company, since 1978. She currently holds the position of Senior Vice President, Corporate Marketing at FedEx. Ms. Tucker is on the Board of Visitors of the University of Memphis, where she earned a Bachelor of Arts degree and a Master of Business Administration degree. She is also the FedEx co-chair for the March of Dimes and has been a United Way Alexis de Tocqueville Society member since 1998.

        Set forth below is the name and age of each executive officer who is not nominated to be a director of the Company, his principal occupation and business experience during the past five years and the names of certain other companies of which he served as a director, as of April 10, 2008.

Name	Principal Occupations and Business Experience During the Past Five Years
John Clancy Age 40	Mr. Clancy assumed the role of President, Iron Mountain Digital in November 2004. Mr. Clancy joined Iron Mountain through the acquisition of Connected Corporation, where he served as Chief Operating Officer since May 2000. Mr. Clancy holds a Bachelor of Arts degree from Assumption College.
John J. Connors Age 52
Mr. Connors was appointed President, Americas in January 2007; he had served as Executive Vice President, Sales and Marketing since February 2005. From 1999 to 2005, Mr. Connors served as Chief Executive Officer of Intrinsiq Research, a privately held company in the field of chemotherapy management software and information for the cancer care market. Mr. Connors holds a Bachelor of Arts degree from Tufts University.
Marc A. Duale Age 56
Mr. Duale was appointed President of Iron Mountain Europe in May 2006. Prior to joining the Company, Mr. Duale served as Managing Director for Reuters Asia since 2002. From 1999 to 2002, Mr. Duale served as Chief Operating Officer for DHL Asia. Mr. Duale holds a Master of Business Administration degree from Harvard Business School and a Master of Science degree in ocean engineering from the Massachusetts Institute of Technology. He also holds a Bachelor of Science degree and a Master of Science degree from Ecole Nationale des Techniques Avancees.
Brian P. McKeon Age 46
Mr. McKeon assumed the role of Chief Financial Officer in April 2007. Prior to joining the Company, Mr. McKeon served as Executive Vice President, Finance and Administration and Chief Financial Officer of The Timberland Company since 2000. Mr. McKeon holds a Bachelor of Science degree in accounting from the University of Connecticut and a Master of Business Administration degree from Harvard Business School.

Board of Directors and Committees

        Independence.    Our Board is comprised of a majority of directors who qualify as independent directors pursuant to the corporate governance standards for companies listed on the NYSE. In determining independence pursuant to NYSE standards, each year the Board affirmatively determines whether directors have a direct or indirect material relationship with the Company, including its subsidiaries, that may interfere with their ability to exercise their independence from the Company. When assessing the materiality of a director's relationship with the Company, the Board considers all relevant facts and circumstances, not merely from the director's standpoint, but from that of the persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.

        The Board has determined that the following directors qualify as independent under NYSE rules: Messrs. Bailey, Boden, Dauten, Lamach, Little and Ms. Tucker. Our Board has concluded that none of these directors possessed the objective relationships set forth in the NYSE listing standards that prevent independence. None of our independent directors has any relationship with the Company other than his or her service as a director and on committees of the Board.

        One of our directors, Mr. Reese, is a management employee involved in our day-to-day activities and is not considered to be an independent director. In addition, Mr. Brennan, who is nominated to serve as a director, also is a management employee involved in our day-to-day activities and, if elected, will not be considered to be an independent director. Although none of the relationships Mr. Ryan has with the Company would be sufficient to classify him as not independent under NYSE rules, the Board has determined not to consider Mr. Ryan as an independent director due to his position with Schooner, which subleases space from the Company and purchases off-site data protection from the Company at its customary commercial rates for these services, Schooner's participation in a joint venture with the Company that provides information protection and storage services in Poland and the familial relationship between Mr. Ryan and T. Anthony Ryan, a semi-retired officer of the Company.

        Attendance.    During the fiscal year ended December 31, 2007, the Board held six regular meetings and took five actions by written consent. Each director attended at least 75% of the aggregate number of meetings of the Board and all committees thereof on which such director served. All of our directors attended our 2007 annual meeting of stockholders. All directors nominated for election are expected to attend the Annual Meeting. Our policy with respect to directors' attendance at our annual meetings of stockholders can be found in our Corporate Governance Guidelines, the full text of which appears under the heading "Investors/Corporate Governance" on our website at www.ironmountain.com. A printed copy of our Corporate Governance Guidelines is also available free of charge to any stockholder who requests a copy.

        Committees.    The Board has a standing Audit Committee, Executive Committee, Nominating and Governance Committee and Compensation Committee. The Board has adopted charters for the Audit Committee, Compensation Committee and Nominating and Governance Committee, each of which is available on our website at www.ironmountain.com under the heading "Investors/Corporate Governance." A printed copy of these charters is also available free of charge to any stockholder who requests a copy. The Board and each of the Audit Committee, Compensation Committee and Nominating and Governance Committee have conducted and will continue to conduct annual self-evaluations. These self-evaluations are intended to facilitate an examination and discussion by the entire Board and each of these committees of their effectiveness as a group in fulfilling charter requirements and other responsibilities, as well as areas for improvement. During the fiscal year ended December 31, 2007, the Audit Committee held eight meetings, the Executive Committee held one meeting and took two actions by written consent, the Compensation Committee held thirteen meetings and the Nominating and Governance Committee held four meetings.

        Audit Committee.    The Audit Committee consists of three members, Messrs. Boden (Chairman), Little and Dauten, each of whom is independent as defined by the rules of the Securities and Exchange Commission, or the SEC, NYSE listing standards and the Audit Committee Charter. The Board has determined that Messrs. Boden, Little and Dauten each is an audit committee financial expert as defined by the rules of the SEC and is financially literate as defined by the NYSE listing standards. The Audit Committee (1) assists the Board in oversight of the integrity of the Company's financial statements, (2) assists the Board in oversight of the Company's compliance with legal and regulatory requirements, (3) assists the Board in oversight of the independent registered public accounting firm's qualifications and independence, (4) assists the Board in oversight of the performance of the Company's internal audit function and independent auditors, (5) prepares an Audit Committee report as required by the SEC to be included in the annual proxy statement, (6) performs such other duties as the Board may assign to the Committee from time to time, such as approving transactions subject to our Related Party Transaction Policy described under "Additional Information—Certain Relationships and Related Transactions," and (7) takes other actions to meet its responsibilities as set forth in its written charter. The Audit Committee is also responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters, including procedures for the confidential and anonymous submission by employees of the Company of any concerns regarding accounting or auditing matters they think may be questionable. Information about these procedures can be found on our website at www.ironmountain.com under the heading "Investors/Corporate Governance."

        Executive Committee.    The Executive Committee consists of Messrs. Ryan (Chairman), Reese and Bailey. Between meetings of the Board, the Executive Committee exercises all the powers of the Board in the management and direction of the business and affairs of the Company to the extent not otherwise prohibited by law, the Board or the Company's Bylaws or Amended and Restated Certificate of Incorporation.

        Compensation Committee.    The Compensation Committee consists of Messrs. Bailey (Chairman), Dauten and Lamach. All of the members of the Compensation Committee qualify as independent under NYSE listing standards. The Compensation Committee (1) reviews and approves corporate goals and objectives relevant to the chief executive officer's and the chief operating officer's compensation, evaluates their performance in light of those objectives, (2) determines and approves, together with the other independent directors, the chief executive officer's and chief operating officer's compensation, including recommendations for establishment of and adjustments in base salary and the payment of cash incentive compensation for achievement of corporate goals under our 2003 SEIP and our 2006 SEIP as well as equity-based incentives, (3) determines other senior officers' annual compensation, based on recommendations from the chief executive officer and chief operating officer, reporting to the Board on such decisions, (4) develops market-driven, competitive and equitable compensation systems for senior officers that create both short- and long-term incentives, (5) takes actions to retain a skilled, creative and professional management team at the most economical cost, (6) ensures that compensation policies and programs are compliant with applicable laws and are administered without bias or prejudice, (7) takes actions to maintain a compensation philosophy of "paying for performance" for senior management, (8) develops and proposes for consideration by the Board compensation policies for the Company's non-employee directors that enable the Company to retain highly qualified individuals for such positions and (9) takes other actions to meet its responsibilities as set forth in its written charter. Under the SEIPs, our Compensation Committee has the right to reduce, in its discretion, incentive compensation otherwise payable if certain additional criteria are not satisfied, but our Compensation Committee may only take such actions after consulting with the chairs of the Audit and Executive Committees.

        The Compensation Committee also annually reviews and discusses with management a draft of the Company's Compensation Discussion and Analysis to be included in the Company's annual report on Form 10-K and annual proxy statement. The Compensation Committee has the authority to delegate its duties to a subcommittee, but has not exercised this authority to date. For information on the Compensation Committee's processes and procedures for considering and determining executive and director compensation, see the sections entitled "Compensation Discussion and Analysis" and "Director Compensation" below.

        Nominating and Governance Committee.    The Nominating and Governance Committee consists of Messrs. Little (Chairman) and Boden and Ms. Tucker, each of whom qualify as independent under NYSE listing standards. The Nominating and Governance Committee (1) recommends the composition and size of the Board, (2) identifies and recommends candidates for nomination to the Board, (3) recommends to the Board statements of the duties and responsibilities of each committee and subcommittee of the Board, (4) develops and recommends to the Board and implements corporate governance guidelines applicable to the Company, (5) assists the Board in reviewing management succession, (6) develops and monitors an annual process to assess the effectiveness of the Board and the Board's standing committees and (7) takes other actions to meet its responsibilities as set forth in its written charter.

Meetings of Independent/Non-Management Directors

        In accordance with NYSE listing standards and pursuant to our Corporate Governance Guidelines, our non-management directors meet at regularly scheduled executive sessions and may hold such additional executive sessions as they determine necessary or appropriate. One of our non-management directors, Mr. Ryan, has been determined by the Board not to be considered independent. The independent directors meet at least once each year without Mr. Ryan. The Board has named Mr. Boden as the lead director and he acts as the chair of the executive sessions.

Stockholder Communications to Board of Directors

        The Board believes it is important for stockholders and others to have a process to send communications to the Board. Accordingly, any stockholder, security holder or other interested party who desires to communicate with the Board, any individual director, including the lead director, or the independent or non-management directors as a group, may do so by regular mail or e-mail directed to the Secretary of the Company. The Secretary's mailing address is c/o Iron Mountain Incorporated, 745 Atlantic Avenue, Boston, Massachusetts 02111; the Secretary's e-mail address is corporatesecretary@ironmountain.com. Upon receiving such mail, the Secretary will assess the appropriate director or directors to receive the message, and will forward the mail to such director or directors without editing or altering it.

Selection of Board of Directors Nominees

        The Board as a whole is responsible for nominating individuals for election to the Board by the stockholders and for filling vacancies on the Board that may occur between annual meetings of the stockholders. The Board is also responsible for developing and approving criteria, in addition to those set forth in our Corporate Governance Guidelines, for candidates for Board membership. The Nominating and Governance Committee is responsible for seeking candidates to become Board members, consistent with the criteria set forth in the Corporate Governance Guidelines and approved by the Board, and for recommending candidates to the entire Board for selection by the Board for nomination to fill vacancies on the Board or expiring terms of directors at each annual meeting of stockholders.

        Nominees for director will be selected on the basis of their integrity, experience, achievements, judgment, intelligence, personal character, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties and likelihood that he or she will be able to serve on the Board for a sustained period. The Nominating and Governance Committee will consider, as part of the process for identifying individuals who might be candidates, individuals who are properly recommended by stockholders for nomination by the Board at a meeting of stockholders at which directors are to be elected. To be proper, a recommendation for a nominee for director with respect to a meeting of stockholders must comply with applicable law, the Company's Bylaws, the Nominating and Governance Committee Charter and the Company's Corporate Governance Guidelines. The Nominating and Governance Committee will consider any suggestions offered by other directors or stockholders with respect to potential directors and there will be no difference in the manner in which potential nominees are evaluated. However, the Nominating and Governance Committee, and the Board, are not required to enlarge the size of the Board in order to nominate an otherwise fully qualified candidate proposed by a stockholder.

        In 2007, the Nominating and Governance Committee retained the services of Heidrick & Struggles, or H&S, an executive search firm, in connection with its search for a new director. H&S provided the Nominating and Governance Committee with lists of candidates that met guidelines established by the Board and assisted the Nominating and Governance Committee in meeting and assessing the qualifications of candidates in order to assist the committee with its review of potential candidates. Except for the fees paid to H&S, we did not pay any other fees to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for our Board. We did not, as of the March 1, 2008 deadline, receive any recommendations from stockholders for nominees for the Board.

Nominations and Proposals of Stockholders

        To be eligible for consideration at our 2009 Annual Meeting, stockholder nominations of a person (or persons) for election as a director (or directors) must be received at our principal executive office no earlier than January 21, 2009, and no later than February 20, 2009. Stockholder nominations must also be made in compliance with the other requirements for stockholder nominations set forth in our Bylaws and Corporate Governance Guidelines.

        A stockholder who intends to present a proposal at the 2009 Annual Meeting of Stockholders and who wants the proposal included in the Company's 2009 proxy statement and proxy card relating to that meeting must submit the proposal by December 22, 2008. In order for the proposal to be included in the proxy statement, the stockholder submitting the proposal must meet certain eligibility standards and comply with certain procedures established by the SEC, and the proposal must comply with the requirements as to form and substance established by our Bylaws and applicable laws and regulations. The proposal must be mailed to the Company's principal executive office, at the address stated herein, and should be directed to the attention of the Chief Financial Officer.

        A stockholder who intends to present a proposal at the 2009 Annual Meeting of Stockholders and who intends to conduct his, her or its own proxy solicitation must submit the proposal to the Company no earlier than January 21, 2009 and not later than February 20, 2009.

Code of Ethics

        We have adopted a Code of Ethics and Business Conduct that applies to each employee, including officers, of the Company and all directors. Our Code of Ethics and Business Conduct is posted on our website at www.ironmountain.com under the heading "Investor Relations/Governance." A printed copy of our Code of Ethics and Business Conduct is also available free of charge to any stockholder who requests a copy. We intend to disclose any amendment to, or waiver from, a provision of our Code of Ethics and Business Conduct applicable to the Company's chief executive officer, chief financial officer or principal accounting officer or controller by posting such information on our website. Any waivers applicable to any other executive officers will also be promptly disclosed to stockholders on our website.

ITEM 2

AMENDMENT TO THE IRON MOUNTAIN INCORPORATED
2002 STOCK INCENTIVE PLAN

        The Company's Board has unanimously approved, and unanimously recommends that the stockholders of the Company approve, an amendment, attached as Appendix A, to the 2002 Plan to increase the number of shares of Common Stock authorized for issuance under the 2002 Plan by 7,500,000 from 12,528,815 to 20,028,815 and extend the termination date thereunder from March 31, 2012 to March 31, 2018.

        The Board believes that equity interests are a significant factor in the Company's ability to attract, retain and motivate key employees, directors and other service providers (generally, and in connection with acquisitions) that are critical to the Company's long-term success and that an increase in the number of shares available for issuance under the 2002 Plan is necessary in order to provide those persons with incentives to serve the Company. The Board believes an extension of the termination date from March 31, 2012 to March 31, 2018 is appropriate in connection with the increase in shares available for issuance under the 2002 Plan.

        In approving the increase in the number of shares reserved for issuance under the 2002 Plan, the Board considered (i) that only approximately 2,203,903 shares remained available for grant under the 2002 Plan as of April 1, 2008, (ii) the average annual rate of grants of 1,843,412 from 2002 through 2007 and (iii) the portion of the Company's outstanding shares represented by equity compensation, including shares subject to options. Further, under applicable federal income tax law, if the shares available under the 2002 Plan are increased by an amendment approved by the stockholders, the ten year period established for purposes of issuing tax favored incentive stock options, or ISOs, under the plan may be reset. The proposed increase will provide the Company with additional options for use in future grants, including in connection with acquisitions. Based on the Company's current outstanding common stock and assuming all shares available for grant under the 2002 Plan were issued and outstanding, dilution would increase from 6.7% to 9.8% as a result of the additional 7,500,000 shares available for grant under the 2002 Plan. Even with this increased dilution the Company would be only slightly above the 25th percentile of the Custom Peer Group (as defined and discussed in "Executive Compensation—Compensation Discussion and Analysis" below), which is 9.5% dilution resulting from option plans, while the median is at 11.6% dilution resulting from option plans.

Summary of the 2002 Plan

        The following summary of the material features of the 2002 Plan is qualified in its entirety by reference to the complete text of the 2002 Plan and the First and Second Amendments thereto, which are filed as appendices to the Company's Proxy Statements on Schedule 14A filed in April 2002, April 2004 and April 2006, respectively.

        The 2002 Plan permits the issuance of equity-based awards, including incentive stock options, nonqualified stock options, grants of Common Stock, whether or not subject to restrictions, and stock appreciation rights. The 2002 Plan initially reserved 3,043,221 (after all stock dividends) shares of Common Stock and the stockholders approved the First Amendment to the 2002 Plan in May 2004 to increase the number of shares reserved to 7,543,222 (after all stock dividends) shares of Common Stock and approved the Second Amendment to the 2002 Plan in May 2006 to increase the number of shares reserved to 12,528,815 (after all stock dividends) shares of Common Stock. If stockholders approve the proposed amendment to the 2002 Plan, the total amount of Common Stock authorized for issuance under the 2002 Plan will be 20,028,815.

        Purpose, Eligible Individuals, Effective Date and Duration.    The 2002 Plan became effective April 1, 2002. The purpose of the 2002 Plan is to encourage employees, officers, directors and consultants of the Company and our subsidiaries who render services to us to continue their association with us by providing favorable opportunities for them to participate in the ownership of our Common Stock and in our future growth through grants of our Common Stock, with or without restrictions, options to acquire our Common Stock and other rights to compensation in amounts determined by the value of our Common Stock, or Awards. For this purpose, subsidiaries include corporations, companies, partnerships and other forms of business organizations in which we own directly or indirectly 50% or more of the total combined voting power of all classes of stock or other form of equity ownership or in which we have a significant financial interest. The recipient of an Award is referred to as an "Optionee." At this time, approximately 1,200 persons are eligible to receive options pursuant to the 2002 Plan.

        The 2002 Plan provides for termination on March 31, 2012, or March 31, 2018 if the proposed amendment is passed, unless earlier terminated by the Board. Termination of the 2002 Plan will not affect Awards made prior to termination, but no Awards will be made after termination.

        Shares Subject to the 2002 Plan.    The total number of shares of our Common Stock that may be subject to Awards under the 2002 Plan may not exceed 12,528,815 (after all stock dividends) shares, or 20,028,815 shares if the proposed amendment is approved. The shares may be authorized but unissued shares or treasury shares. The total amount of Common Stock that may be granted under the Plan to any single person in any calendar year may not exceed in the aggregate 1,125,000 shares. To the extent that an option or other form of Award lapses or is forfeited, the shares subject to the Award will again become available for grant under the terms of the 2002 Plan.

        In the event of any change in the number of shares or kind of Common Stock outstanding pursuant to a reorganization, recapitalization, exchange of shares, stock dividend or split or combination of shares, appropriate adjustments will be made to the number of shares of authorized Common Stock, to the number of shares of Common Stock subject to outstanding Awards, to the exercise price per share of options and other forms of Awards and to the kind of shares that may be issued under the 2002 Plan.

        As of April 1, 2008, 9,302,371 Awards were outstanding, consisting primarily of options to purchase shares of Common Stock under the 2002 Plan.

        Administration.    Although the Board has the authority to administer the Plan, it has generally delegated this authority to the Compensation Committee, which administers all of our equity-based compensation plans. Each member of the Compensation Committee is a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code.

        Subject to the terms of the 2002 Plan, the Compensation Committee has the authority to: (1) select or approve Award recipients (including Optionees); (2) determine the terms and conditions of Awards, including the price to be paid by an Optionee for any Common Stock; and (3) interpret the 2002 Plan and prescribe rules and regulations for its administration.

        Stock Options.    The Compensation Committee may grant incentive stock options and nonqualified stock options under the 2002 Plan. The Compensation Committee determines the number of shares of Common Stock subject to each option, its exercise price, its duration and the manner and time of exercise. Incentive stock options may be issued only to employees of the Company or of a corporate subsidiary of ours, and the exercise price must be at least equal to the fair market value of the Common Stock as of the date the option is granted. Further, an incentive stock option generally must be exercised within ten years of grant. The Compensation Committee, in its discretion, may provide that any option is subject to vesting limitations that make it exercisable during its entire duration or during any lesser period of time.

        The exercise price of an option may be paid in cash, in shares of Common Stock owned by the Optionee, by delivery of a recourse promissory note secured by the Common Stock acquired upon exercise of the option (except that such a loan would not be available to any executive officer or director of the Company) or by means of a "cashless exercise" procedure in which a broker transmits to us the exercise price in cash, either as a margin loan or against the Optionee's notice of exercise and confirmation by us that we will issue and deliver to the broker stock certificates for that number of shares of Common Stock having an aggregate fair market value equal to the exercise price, or agrees to pay the exercise price to us in cash upon its receipt of stock certificates.

        In its discretion, and subject to the terms of the 2002 Plan, the Compensation Committee may grant a reload option to purchase the number of shares of Common Stock delivered to us in full or partial payment of the exercise price on the exercise of any option or in full or partial payment of the tax withholding obligations resulting from the exercise of any option.

        Options are, at the discretion of the Compensation Committee, transferable to members of the Optionee's immediate family or to a family partnership or trust for the benefit of the Optionee's immediate family.

        Stock Appreciation Rights.    The Compensation Committee may also grant stock appreciation rights to Optionees on such terms and conditions as it may determine. Stock appreciation rights may be granted separately or in connection with an option. Upon the exercise of a stock appreciation right, the Optionee is entitled to receive payment equal to the excess of the fair market value, on the date of exercise, of the number of shares of Common Stock for which the stock appreciation right is exercised, over the exercise price for the Common Stock under a related option, or if there is not a related option, over an amount per share stated in the agreement setting forth the terms and conditions of the stock appreciation right. Payment may be made in cash or other property, including Common Stock, in accordance with the provisions of the applicable agreement. Upon the exercise of a stock appreciation right related to an option, the option will terminate as to the number of shares of Common Stock for which the stock appreciation right is exercised.

        Stock Grants.    The Compensation Committee may issue shares of Common Stock to Optionees, either with or without restrictions, as determined by it in its discretion. Restrictions may include conditions that require the Optionee to forfeit the shares in the event that the holder ceases to provide services to us or one of our subsidiaries before a stated time. Unlike holders of options and stock appreciation rights, the recipient of a stock grant, including a stock grant subject to restrictions, unless otherwise provided for in a restricted stock agreement, has the rights of a stockholder of ours to vote and to receive payment of dividends on our Common Stock.

        Special Bonus Awards.    The Compensation Committee may grant in connection with any nonqualified stock option or stock grant a special cash bonus in an amount not to exceed the lesser of (1) the combined federal, state and local income and employment tax liability incurred by the Optionee as a consequence of acquiring Common Stock on the exercise of the option or the grant or vesting of Common Stock, and the related special bonus, or (2) 30% of the imputed income realized by the Optionee on account of the exercise or vesting, and the related special bonus. A grant may also provide that the Company will lend an Optionee an amount not more than the amount described in the preceding sentence, less the amount of any special cash bonus.

        Effect of Certain Corporate Transactions.    If while unexercised Awards remain outstanding under the 2002 Plan we merge or consolidate with one or more corporations (whether or not we are the surviving corporation), if we are liquidated or sell or otherwise dispose of substantially all of our assets to another entity or if there is a "change in control" then, except as otherwise specifically provided to the contrary in any applicable agreement, the Compensation Committee may in its discretion amend the terms of all unexercised Awards so that either: (1) after the effective date of the event, each Optionee is entitled, upon exercise of an Award, to receive in lieu of Common Stock the number and class of shares of such stock or other securities to which he or she would have been entitled had he or she been a stockholder at the time of the event, or is entitled to receive from the successor entity a new Award of comparable value; (2) each Optionee is given an opportunity to exercise all or some of his or her unexercised Awards during a 20 day period ending with the event, at which time the unexercised Awards will be cancelled; or (3) all unexercised Awards are cancelled as of the effective date of the event in consideration for cash or other consideration with a value equal to the value of the shares the Optionee would have received had the Award been exercised (to the extent exercisable). In addition to the foregoing, the Compensation Committee may in its discretion also amend the terms of an Award by canceling some or all of the restrictions on its exercise to permit its exercise to a greater extent than that permitted under its existing terms.

        For these purposes, a change of control will be deemed to have occurred if any person (as that term is used in Section 13(d) and 14(d)(2) of the Exchange Act) other than a trust related to any employee benefit plan maintained by the Company becomes the beneficial owner of 50% or more of our outstanding Common Stock, and within the period of 24 consecutive months immediately thereafter, individuals other than (1) individuals who at the beginning of such period constitute the entire Board or (2) individuals whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, become a majority of the Board.

        Amendments to the 2002 Plan.    The Board may modify, revise or terminate the 2002 Plan at any time and from time to time, except that approval of our stockholders is required with respect to any amendment to change the aggregate number of shares of Common Stock that may be issued under the 2002 Plan or to any person in a year, change the class of persons eligible to receive Awards or make any other changes that require stockholder approval under applicable law. Amendments adversely affecting outstanding Awards may not be made without the consent of the holder of the Award.

        The Board may also amend without stockholder approval, and has in fact amended, the 2002 Plan as necessary to enable awards to qualify for favorable foreign tax treatment in the case of an Optionee who is subject to a tax regime outside the United States.

        Tax Treatment.    The following description of the federal income tax consequences of Awards is general and does not purport to be complete.

        Tax Treatment of Options.    An Optionee realizes no taxable income when a nonqualified stock option is granted. Instead, the difference between the fair market value of the Common Stock acquired pursuant to an exercise of an option and the exercise price paid is taxed as ordinary compensation income when the option is exercised. The difference is measured and taxed as of the date of exercise, if the Common Stock is not subject to a "substantial risk of forfeiture," or as of the date or dates on which the risk terminates in other cases. An Optionee may elect to be taxed on the difference between the exercise price and the fair market value of the Common Stock on the date of exercise, even though some or all of the Common Stock acquired is subject to a substantial risk of forfeiture. Gain on the subsequent sale of the Common Stock acquired by exercise of the option is taxed as short-term or long-term capital gain, depending on the holding period after exercise. We receive no tax deduction on the grant of a nonqualified stock option, but we are entitled to a tax deduction when the Optionee recognizes ordinary compensation income on or after exercise of the option, in the same amount as the income recognized by the Optionee.

        Generally, an Optionee incurs no federal income tax liability on either the grant or the exercise of an incentive stock option, although an Optionee will generally have taxable income for alternative minimum tax purposes at the time of exercise equal to the excess of the fair market value of the Common Stock subject to the option over the exercise price. Provided that the Common Stock is held for at least one year after the date of exercise of the option and at least two years after its date of grant, any gain realized on a subsequent sale of the Common Stock will be taxed as long-term capital gain. If the Common Stock is disposed of within a shorter period of time, the Optionee will recognize ordinary compensation income in an amount equal to the difference between the sales price and the exercise price or (if less) the difference between the fair market value at the time of exercise and the exercise price. We receive no tax deduction on the grant or exercise of an incentive stock option, but we are entitled to a tax deduction if the Optionee recognizes ordinary compensation income on account of a premature disposition of shares acquired on exercise of an incentive stock option, in the same amount and at the same time as the Optionee recognizes income.

        Tax Treatment of Stock Appreciation Rights.    An Optionee recognizes no income upon the grant of a stock appreciation right, but upon its exercise realizes ordinary compensation income in an amount equal to the cash or cash equivalent that he receives at that time. If the Optionee receives Common Stock upon exercise of the stock appreciation right, he recognizes ordinary compensation income equal to the fair market value of the Common Stock received (or, if the Common Stock is subject to a substantial risk of forfeiture at the exercise date, at the date or dates on which the risk expires, unless he or she elects to be taxed currently), which is measured by the difference between the base amount set forth in the related agreement and the fair market value of the Common Stock. We are entitled to a tax deduction in the amount of ordinary compensation income recognized.

        Tax Treatment of Stock Grants.    A person who receives a stock grant without any restrictions will recognize ordinary compensation income on the fair market value of the Common Stock over the amount (if any) paid for the Common Stock. If the Common Stock is subject to restrictions, the recipient generally will not recognize ordinary compensation income at the time the award is received, but will recognize ordinary compensation income when restrictions constituting a substantial risk of forfeiture lapse. The amount of such income will be equal to the excess of the aggregate fair market value, as of the date the restrictions lapse, over the amount (if any) paid for the Common Stock. Alternatively, the Optionee may elect to be taxed, pursuant to Section 83(b) of the Code, on the excess of the fair market value of the Common Stock at the time of grant over the amount (if any) paid for the Common Stock, notwithstanding any restrictions. All such taxable amounts are deductible by us at the time and in the amount of the ordinary compensation income recognized by the Optionee.

        Section 162(m) of the Code.    Section 162(m) of the Code generally disallows an income tax deduction to public companies for compensation in excess of $1,000,000 paid in any year to our principal executive officer, or PEO, and the three other most highly compensated executive officers, but not including our principal financial officer, to the extent that this compensation is not "performance-based" within the meaning of Section 162(m) of the Code. In the case of a stock plan, the performance-based exception is satisfied if, in addition to other requirements, the plan, including the amount of stock available for grant under the plan, is approved by stockholders, the grants are made by a committee of outside directors, and the amount of compensation a person can receive is based solely on an increase in the value of the Common Stock after grant. If the proposed amendment is approved by stockholders, one of the requirements for the performance-based exception will continue to be satisfied with respect to shares awarded under the Plan.

        Award Information.    The benefits or amounts that may be received or allocated to any individual under the 2002 Plan, as proposed to be amended, are not determinable.

        Options to purchase Common Stock that have been granted under the 2002 Plan in the past are set forth in the following table.

Option Grants under the 2002 Plan

Name and Position	Number of Shares Underlying Options
C. Richard Reese, Chairman of the Board and Chief Executive Officer	—
Robert T. Brennan, President and Chief Operating Officer	1,112,449
John J. Connors, President, Americas	337,515
Marc A. Duale, President of Iron Mountain Europe	333,958
John F. Kenny, Jr., Executive Vice President, Corporate Development	68,449
Brian P. McKeon, Chief Financial Officer	469,907
All current executive officers as a group	2,527,148
All current directors who are not executive officers as a group	141,750
Clarke H. Bailey	25,252
Constantin R. Boden	25,252
Kent P. Dauten	25,252
Michael Lamach	6,673
Arthur D. Little	25,252
Vincent J. Ryan	25,252
Laurie A. Tucker	8,817
Each associate of such directors and executive officers	31,844
Each other person who received 5% of such options	—
All employees, including all current officers who are not executive officers, as a group	8,391,574

Required Vote

        The affirmative vote of holders of a majority of the votes properly cast at the Annual Meeting is required to approve the amendment to the 2002 Plan to increase the number of shares of Common Stock issuable thereunder by 7,500,000 from 12,528,815 (after all stock dividends) to 20,028,815 and extend the termination date from March 31, 2012 to March 31, 2018. For the purpose of determining whether a majority of the votes have been cast in favor of the approval of the amendment to the 2002 Plan, only those cast "For" or "Against" are included, and any abstentions or broker non-votes will not count in making that determination. Additionally, NYSE rules require that at least a majority of the votes that all stockholders are entitled to cast at the Annual Meeting must vote on the proposed amendment, whether for or against. Because the NYSE requirement sets the higher standard, this item will not pass unless the number of votes meeting the NYSE voting requirements have been cast on this matter.

        The Board recommends that you vote FOR the approval of the amendment to the 2002 Plan.

ITEM 3

AMENDMENT TO THE IRON MOUNTAIN INCORPORATED 2006 SENIOR
EXECUTIVE INCENTIVE PROGRAM

        The Board has approved, and is proposing for stockholder approval, an amendment, attached as Appendix B, to the 2006 SEIP to modify the definition of participant, increase the maximum compensation payable thereunder and modify and re-approve the payment criteria thereunder. For your information, attached as Appendix C is a copy of the 2006 SEIP, as amended by the proposed amendment.

        The purpose of the 2006 SEIP was, and remains, to align the interests of Mr. Brennan, who was the Company's President when the 2006 SEIP was approved, with the interests of stockholders. In addition, the 2006 SEIP allows the annual performance-based compensation paid to Mr. Brennan to be tax deductible by the Company. The proposed amendments to the 2006 SEIP are necessary in order to provide the Compensation Committee with sufficient flexibility to design a competitive compensation package for Mr. Brennan in light of the new and added responsibilities he will take on as he assumes the role of our Chief Executive Officer following the annual meeting, as well as to ensure that the performance goals under the 2006 SEIP are consistent with the organizational goals set by the Compensation Committee, the Board and management.

In General

        Section 162(m) of the Code generally disallows an income tax deduction to public companies for compensation in excess of $1,000,000 paid in any year to the PEO and the three other most highly compensated executive officers, but not including our principal financial officer, to the extent that this compensation is not "performance-based" within the meaning of Section 162(m). Compensation in excess of the $1,000,000 limit may be deducted if, among other matters, amounts are paid pursuant to pre-established, objective performance goals determined by a committee consisting solely of two or more "outside directors" (within the meaning of Section 162(m)), the material terms of those goals are disclosed to and approved by stockholders and any payment is made only after a committee of outside directors certifies that the pre-established performance goals have been satisfied.

Description of the 2006 SEIP

        The 2006 SEIP was adopted after an analysis by the Compensation Committee of the total compensation package of Mr. Brennan relative to the total compensation of a peer group. The Compensation Committee felt strongly that a significant portion of Mr. Brennan's compensation should be in the form of a performance-based bonus.

        Currently under the 2006 SEIP, Mr. Brennan is eligible for a cash bonus of up to the lesser of 1.0 times his base salary for the fiscal year or $1,000,000, based on certain performance goals established annually by the Compensation Committee. If the amendment is approved, Mr. Brennan's maximum cash bonus will increase to the lesser of 1.25 times his base salary for the fiscal year or $1,500,000. For each fiscal year, the Compensation Committee establishes in writing the performance goals for Mr. Brennan. (The Compensation Committee currently satisfies the Section 162(m) requirement of consisting solely of two or more "outside directors." In the event the Compensation Committee no longer satisfies this requirement, a committee or subcommittee of the Board satisfying this requirement will assume the responsibilities of the Compensation Committee under the 2006 SEIP.) The performance goals are established at a time when achievement of the goals is substantially uncertain (but never more than 90 days following the start of the fiscal year to which the payment relates). The performance goals for the 2006 SEIP for the 2008 fiscal year have been established by the Compensation Committee as reported on a current report on Form 8-K filed by the Company on March 12, 2008. Because the Board and the Compensation Committee believe that the specific performance goals will constitute confidential business information, disclosure of which could adversely affect the Company, the specific performance goals have not been disclosed.

        Performance goals under the 2006 SEIP currently are based on achievement of established objectives relating to one or more of the following business criteria: EBITDA (earnings before interest, taxes, depreciation and amortization); OIBDA (operating income before depreciation and amortization); gross revenues; growth rate; capital spending; return on invested capital; free cash flow; operating income; attaining budget; and achievement of stated corporate goals including, but not limited to acquisitions, alliances, joint ventures, international development and internal expansion. If the amendment is approved, the criteria will be expanded to include Contribution (Gross Revenues less cost of sales (excluding depreciation and amortization) and selling, general and administrative expenses). Management uses Contribution as a basis for measuring the Company's performance. The objectives may, for example, be based on a percentage change or achievement of a stated objective. Further, the objectives may be adjusted as necessary to reflect acquisitions. One hundred percent of the annual 2006 SEIP limit may only be paid if all established objectives are fully achieved. If the objectives are not fully achieved, some lesser percentage of the annual limit, as determined in advance by the Compensation Committee, may be paid. Finally, the participation criteria of the 2006 SEIP have been revised to make it clear it applies solely to Mr. Brennan in his capacity as the Company's Chief Executive Officer.

        Under the 2006 SEIP, the Compensation Committee has the right to reduce or eliminate, in its discretion, any amount payable if certain additional criteria are not satisfied. These criteria consist of the extent to which the objectives achieved satisfy the Company's short-term or long-term goals, the confidence of stockholders in the Company, as evidenced in part by the Company's stock price, the effectiveness of the Company and the wellness of the Company as a whole, taking into account, for example, labor relations and other similar matters.

        After the close of the Company's fiscal year, and generally before the close of the next fiscal year's first quarter, the Compensation Committee will determine the extent to which the performance goals were satisfied and will make a final determination of the amount payable under the 2006 SEIP with respect to such completed fiscal year.

        The 2006 SEIP is intended to provide a framework within which to manage and reward Mr. Brennan's annual and long-term performance, clearly establish and communicate the goals and objectives for the Company, motivate and reward performance supporting the Company's business goals, link rewards with individual performance and provide a positive compensation opportunity along with a substantial downside risk. The Board believes that the 2006 SEIP, as amended if the amendment is approved, will achieve these goals.

Required Vote

        The affirmative vote of holders of a majority of the votes properly cast at the Annual Meeting is required to approve the amendment of the 2006 SEIP, including the approval of the payment criteria. For purposes of determining whether a majority of the votes have been cast in favor of the approval of the 2006 SEIP, only those cast "For" or "Against" are included, and any abstentions or broker non-votes will not count in making that determination.

        The Board recommends that you vote FOR the approval of the amendment to the 2006 SEIP and the approval of the payment criteria.

ITEM 4

AMENDMENT TO THE IRON MOUNTAIN INCORPORATED 2003 SENIOR
EXECUTIVE INCENTIVE PROGRAM

        The Board has approved, and is proposing for stockholder approval, an amendment, attached as Appendix D, to the 2003 SEIP to modify and re-approve the payment criteria thereunder. For your information, attached as Appendix E is a copy of the 2003 SEIP, as amended by the proposed amendment.

        The purpose of the 2003 SEIP was, and remains, to align the interests of Mr. Reese, the 2003 SEIP's only participant, with the interests of stockholders. In addition, the 2003 SEIP allows the annual performance-based compensation paid to Mr. Reese to be tax deductible by the Company. The proposed amendment is appropriate to ensure that the performance goals under the 2003 SEIP are consistent with the organizational goals set by the Compensation Committee, the Board and management.

In General

        Section 162(m) of the Code generally disallows an income tax deduction to public companies for compensation in excess of $1,000,000 paid in any year to the PEO and the three other most highly compensated executive officers, but excluding our principal financial officer, to the extent that this compensation is not "performance-based" within the meaning of Section 162(m). Compensation in excess of the $1,000,000 limit may be deducted if, among other matters, amounts are paid pursuant to pre-established, objective performance goals determined by a committee consisting solely of two or more "outside directors" (within the meaning of Section 162(m)), the material terms of those goals are disclosed to and approved by stockholders and any payment is made only after a committee of outside directors certifies that the pre-established performance goals have been satisfied.

Description of the 2003 SEIP

        The 2003 SEIP was adopted after an analysis by the Compensation Committee of the total compensation package of Mr. Reese relative to the total compensation of his peer group. The Compensation Committee felt strongly that a significant portion of Mr. Reese's compensation should be in the form of a performance-based bonus.

        Under the 2003 SEIP, Mr. Reese is eligible for a cash bonus of up to the lesser of 3.0 times his base salary for the fiscal year or $3,500,000, based on certain performance goals established annually by the Compensation Committee. For each fiscal year, the Compensation Committee establishes in writing the performance goals. The performance goals are established at a time when achievement of the goals is substantially uncertain (but never more than 90 days following the start of the fiscal year to which the payment relates). The performance goals for the 2003 SEIP for the 2008 fiscal year have been established by the Compensation Committee as reported on a current report of Form 8-K filed by the Company on March 12, 2008. Because the Board and the Compensation Committee believe that the specific performance goals will constitute confidential business information, disclosure of which could adversely affect the Company, the specific performance goals have not been disclosed.

        Performance goals under the 2003 SEIP currently are based on achievement of established objectives relating to one or more of the following business criteria: EBITDA; OIBDA; gross revenues; growth rate; capital spending; return on invested capital; free cash flow; operating income; attaining budget; and achievement of stated corporate goals including, but not limited to acquisitions, alliances, joint ventures, international development and internal expansion. If the amendment is approved, the criteria will be expanded to include Contribution. Management uses Contribution as a basis for evaluating its performance. The objectives may, for example, be based on a percentage change or achievement of a stated objective. Further, the objectives may be adjusted as necessary to reflect acquisitions. One hundred percent of the annual 2003 SEIP limit may only be paid if all established objectives are fully achieved. If the objectives are not fully achieved, some lesser percentage of the annual limit, as determined in advance by the Compensation Committee, may be paid.

        Under the 2003 SEIP, the Compensation Committee has the right to reduce or eliminate, in its discretion, any amount payable if certain additional criteria are not satisfied. These criteria consist of the extent to which the objectives achieved satisfy the Company's short-term or long-term goals, the confidence of stockholders in the Company, as evidenced in part by the Company's stock price, the effectiveness of the Company and the wellness of the Company as a whole, taking into account, for example, labor relations and other similar matters.

        After the close of the Company's fiscal year, and generally before the close of the next fiscal year's first quarter, the Compensation Committee will determine the extent to which the performance goals were satisfied and will make a final determination of the amount payable under the 2003 SEIP with respect to such completed fiscal year.

        The 2003 SEIP is intended to provide a framework within which to manage and reward Mr. Reese's annual and long-term performance, clearly establish and communicate the goals and objectives for the Company, motivate and reward performance supporting the Company's business goals, link rewards with individual performance and provide a positive compensation opportunity along with a substantial downside risk. The Board believes that the 2003 SEIP, as amended if the amendment is approved, will achieve these goals.

Required Vote

        The affirmative vote of holders of a majority of the votes properly cast at the Annual Meeting is required to approve the amendment of the 2003 SEIP, including the approval of the payment criteria. For purposes of determining whether a majority of the votes have been cast in favor of the approval of the 2003 SEIP, only those cast "For" or "Against" are included, and any abstentions or broker non-votes will not count in making that determination.

        The Board recommends that you vote FOR the approval of the amendment to the 2003 SEIP and the approval of the payment criteria.

ITEM 5

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

        Subject to ratification by the stockholders, the Audit Committee has selected the firm of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current year.

        Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders who are present at the Annual Meeting.

        The fees we paid to Deloitte & Touche in 2007 are shown in the table appearing in this proxy statement under the heading "Additional Information—Independent Registered Public Accounting Firm."

        If the stockholders do not ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm, the selection of accountants will be reconsidered by the Audit Committee.

Required Vote

        The affirmative vote of holders of a majority of the votes properly cast at the Annual Meeting is required to ratify the selection of Deloitte & Touche LLP to serve as the Company's independent registered public accounting firm for the current fiscal year. For purposes of determining the number of votes cast, only those cast "For" or "Against" are included, and any abstentions or broker non-votes will not count in making that determination.

        The Board recommends that you vote FOR the ratification of the selection of Deloitte & Touche LLP.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to the Company with respect to beneficial ownership of Common Stock by (1) each director, (2) the chief executive officer, the chief financial officer and the other three most highly compensated executive officers of the Company, or the Named Executive Officers, (3) all directors and executive officers of the Company as a group and (4) each stockholder known by us to be the beneficial owner of more than five percent of the Common Stock. Such information is presented as of March 31, 2008, except as otherwise noted.

	Amount of Beneficial Ownership(1)
Name and Addresses(2)
	Shares	Percent Owned
Directors and Executive Officers
Clarke H. Bailey(3)	219,801	*
Constantin R. Boden(4)	147,630	*
Robert T. Brennan(5)	339,388	*
John J. Connors(6)	103,760	*
John Clancy(7)	85,275	*
Kent P. Dauten(8)	2,663,395	1.3%
Marc A. Duale(9)	87,592	*
John F. Kenny, Jr.(10)	555,154	*
Michael Lamach(11)	0	*
Arthur D. Little(12)	57,752	*
Brian P. McKeon(13)	86,751	*
C. Richard Reese(14)	5,197,771	2.6%
Vincent J. Ryan(15)	16,942,466	8.4%
Laurie A. Tucker(16)	8,817	*
All directors and executive officers as a group (13 persons)(17)	22,989,810	11.4%
Five Percent Stockholders
Davis Selected Advisers, L.P.(18)	40,304,538	20.1%
Wellington Management Company, LLP(19)	12,409,098	6.2%
Capital World Investors(20)	11,900,000	5.9%

*
Less than 1%

(1)
Except as otherwise indicated, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)
Unless specified otherwise, the address of each of our directors, nominees for director and executive officers is c/o Iron Mountain Incorporated, 745 Atlantic Avenue, Boston, Massachusetts 02111.

(3)
Mr. Bailey is a director of the Company. Includes 50,963 shares that Mr. Bailey has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2008.

(4)
Mr. Boden is a director of the Company. Includes 50,963 shares that Mr. Boden has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2008.

(5)
Mr. Brennan is the Company's President and Chief Operating Officer. Includes 336,340 shares that Mr. Brennan has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2008.

(6)
Mr. Connors is President, Americas. Includes 102,463 shares that Mr. Connors has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2008.

(7)
Mr. Clancy is President, Iron Mountain Digital. Includes 85,275 shares that Mr. Clancy has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2008.

(8)
Mr. Dauten is a director of the Company. Includes 2,600,000 shares held, jointly with his wife, in a brokerage account, which has margin capability. Includes 63,395 shares that Mr. Dauten has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2008.

(9)
Mr. Duale is President, Iron Mountain Europe. Includes 87,592 shares that Mr. Duale has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2008.

(10)
Mr. Kenny was Executive Vice President and the Chief Financial Officer of the Company until April 23, 2007; he is currently Executive Vice President, Corporate Development. Includes 120,000 shares subject to a variable forward sale contract, or VFSC, with an unaffiliated third party, or the Counterparty, which shares are pledged to secure his delivery obligations. Under the VFSC, Mr. Kenny is obligated to deliver to the Counterparty up to 120,000 shares of Common Stock or, if he so elects, an equivalent amount of cash in exchange for $2,582,832 on the maturity date of April 6, 2010. Includes 33,628 shares held indirectly in the name of Mr. Kenny's wife, 1,567 shares held indirectly in the name of his minor son and 825 shares held indirectly in the name of his minor daughter. Includes 365,743 shares that Mr. Kenny has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2008.

(11)
Mr. Lamach is a director of the Company.

(12)
Mr. Little is a director of the Company. Includes 32,500 shares held by The Little Family Trust, as to which Mr. Little disclaims beneficial ownership, and 25,252 shares that Mr. Little has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2008.

(13)
Mr. McKeon is Chief Financial Officer of the Company. Includes 86,751 shares that Mr. McKeon has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2008.

(14)
Mr. Reese is a director, Chairman of the Board and Chief Executive Officer of the Company. Includes 966,552 shares subject to a zero cost collar arrangement with a third party pursuant to which Mr. Reese wrote covered call options and purchased put options that expire or are exercisable in July, August and September 2008, which shares are pledged to secure his delivery obligations. Includes 58,545 shares pledged to JPMorgan Chase Bank as collateral for a loan guarantee for a loan to Continental Hydro Corp., which owns an operating hydroelectric plant in Wyoming. The guarantee represents Mr. Reese's pro rata portion of the loan based upon his ownership percentage. Also includes 1,222,086 shares of Common Stock held in the Reese Family 2005 LLC, a Delaware limited liability company. Mr. Reese is the investment manager of the Reese Family 2005 LLC and therefore has control over the sale or distribution of any shares held by the Reese Family 2005 LLC, the timing of such sales or distributions and the use of the proceeds of any sale or distribution. Mr. Reese disclaims beneficial ownership of all securities held by the Reese Family 2005 LLC. Mr. Reese's wife and a trust for the benefit of Mr. Reese's children own all of the interests in the Reese Family 2005 LLC. Also includes 2,950,588 shares of Common Stock as to which Mr. Reese shares beneficial ownership with Schooner Capital Trust, or Schooner Trust, as a result of a 1988 deferred compensation arrangement, as amended, between Schooner and Mr. Reese relating to Mr. Reese's former services as President of the predecessor corporation to Schooner. Pursuant to such arrangement, upon the earlier to occur of (i) Schooner Trust's sale or exchange of substantially all of the shares of Common Stock held by Schooner Trust or (ii) the cessation of Mr. Reese's employment with the Company, Schooner Trust is required to transfer such shares of Common Stock to Mr. Reese or remit to Mr. Reese cash in an amount equal to the then current fair market value of such shares of Common Stock. Schooner Trust has agreed to vote the shares of Common Stock subject to such arrangement at the direction of Mr. Reese.

(15)
Mr. Ryan is a director of the Company. Includes 41,668 shares that Mr. Ryan has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2008. Also includes:

a.
7,052,015 shares held by the Vincent J. Ryan Revocable Trust, dated December 24, 1987, or Ryan 1987 Trust. Includes 438,750 shares that the Ryan 1987 Trust has pledged to a bank as collateral for a term loan granted to a corporation of which the Ryan 1987 Trust is a controlling shareholder. Also includes 21,727 shares in a brokerage account that may be deemed to be pledged. Mr. Ryan, as one of the two trustees of the Ryan 1987 Trust, has sole voting and dispositive power with respect to the 7,061,015 shares.

b.
25,356 shares held by the Carla E. Meyer Three-Year Retained Annuity Trust, dated August 4, 2003, or Meyer 2003 Trust. Mr. Ryan and Stephen Maiocco are the Trustees of the Meyer 2003 Trust. The Trustees of the Meyer 2003 Trust have joint voting and dispositive power over such shares.

c.
38,371 shares held by Mr. Ryan's son who lives within Mr. Ryan's household.

d.
337,119 shares held by the Carla E. Meyer Three-Year Retained Annuity Trust dated September 13, 2006, or Meyer 2006 Trust. Mr. Ryan and Stephen Maiocco are the Trustees of the Meyer 2006 Trust. The Trustees of the Meyer 2006 Trust have joint voting and dispositive power over such shares.

e.
147,711 shares held by the Carla E. Meyer Revocable Trust, dated December 7, 2001. Mr. Ryan and Carla Meyer are the Trustees of the Meyer 2001 Trust. The Trustees have joint voting and dispositive power over such shares.

f.
9,234,256 shares held by Schooner Trust, as assignee of Schooner. Includes (i) 4,545,145 shares that are pledged as collateral to two banks in connection with Schooner Trust's credit facilities and (ii) 150,000 shares that have been pledged as collateral for Schooner Trust's margin account at a brokerage firm. Of these 9,234,256 shares, as a result of a deferred compensation arrangement between Schooner Trust and C. Richard Reese relating to former services by Mr. Reese as President of the predecessor corporation to Schooner, Mr. Reese shares beneficial ownership of 2,950,588 shares with Schooner Trust. Mr. Ryan is Chairman and the beneficial owner of Schooner. Pursuant to such deferred compensation arrangement, upon the earlier to occur of (i) Schooner Trust's sale or exchange of all or a portion of those 2,950,588 shares, after all other shares of Iron Mountain Common Stock held by Schooner Trust have been sold, or (ii) the cessation of Mr. Reese's employment with Iron Mountain, Schooner Trust is required to transfer such shares (or portion thereof) to Mr. Reese, or remit to Mr. Reese cash in an amount equal to the then current fair market value of such shares. Schooner Trust has agreed to vote the shares subject to such deferred compensation arrangement at the direction of Mr. Reese. Mr. Ryan has sole voting power with respect to 6,283,668 shares held by Schooner Trust, and has sole dispositive power with respect to the entire 9,234,256 shares held by Schooner Trust. Mr. Ryan is President of Schooner Trust and he, and members of his family, are the sole shareholders of Schooner Trust.

  g.
  36,720 shares registered in the name of The Schooner Foundation, a private non-profit foundation, of which Mr. Ryan is a trustee. These shares are held in a brokerage account and may be deemed to be pledged.

  h.
  29,250 shares registered in the name of Citibank, South Dakota, Trustee of the Ryan 1988 Issue Trust, of which Mr. Ryan was the Settlor.

  Mr. Ryan's address is c/o Schooner Capital LLC, 745 Atlantic Avenue, Boston, Massachusetts 02111.

(16)
Ms. Tucker is a director of the Company. Includes 8,817 shares that Ms. Tucker has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2008.

(17)
Includes 939,479 shares that directors and executive officers have the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2008.

(18)
This information is as of December 31, 2007 and is based solely on a Schedule 13G filed with the SEC on February 12, 2008. In accordance with the disclosures set forth in such Schedule 13G, Davis Selected Advisers, L.P. reports sole voting power over 37,487,888 shares and sole dispositive power over 40,304,538 shares. The address of Davis Selected Advisers, L.P. is 2949 East Elvira Road, Suite 101 Tucson, Arizona 85706.

(19)
This information is as of December 31, 2007 and is based solely on a Schedule 13G filed with the SEC on February 14, 2008. In accordance with the disclosures set forth in such Schedule 13G, Wellington Management Company, LLP reports shared voting power over 7,343,840 shares and shared dispositive power over 12,409,098 shares. The address of Wellington Management Company, LLP is 75 State Street, Boston, MA 02109.

(20)
This information is as of December 31, 2007 and is based solely on a Schedule 13G filed with the SEC on February 11, 2008. In accordance with the disclosures set forth in such Schedule 13G, Capital World Investors reports sole voting power over 4,150,000 shares and shared dispositive power over 11,900,000 shares, but disclaims beneficial ownership as to all of these shares. The address of Capital World Investors is 333 South Hope Street, Los Angeles, CA 90071.

Equity Compensation Plan Information

        The following provides certain equity compensation plan information with respect to all of our equity compensation plans in effect as of December 31, 2007:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	11,996,635		$21.01	4,071,341
Equity compensation plans not approved by security holders	0		0	0
Total	11,996,635	(1)	$21.01	4,071,341	(2)

(1)
Includes the Iron Mountain Incorporated 1995 Stock Incentive Plan, or the 1995 Plan, the Iron Mountain Incorporated 1997 Stock Option Plan, or the 1997 Plan, the Stratify, Inc. 1999 Stock Plan and the 2002 Plan.

(2)
Includes the 2002 Plan and the 2003 Employee Stock Purchase Plan. No new grants will be made under the 1995 Plan and 1997 Plan after March 25, 2007.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

        Consistent with our philosophy of paying for performance, the primary objective of our compensation programs is to reward the achievement of both individual and Company goals and to align the interests of our executives and directors with those of our stockholders. In keeping with these objectives, our compensation programs are designed to reward teamwork and contribution to the success of annually identified goals or achievements that consist of a mix of financial targets and/or implementation or completion of strategic and operational initiatives. We strive to accomplish these objectives with a competitive compensation program comprised of a combination of base salary, performance based incentive compensation, longer-term equity compensation awards and competitive benefits, such as health and life insurance. While one of the overall objectives of our compensation program is to attract, retain and motivate highly talented people, each element of compensation is also aimed at a more specific purpose.

Components of Compensation

        Based on the above-stated objectives and philosophies, our Compensation Committee has structured our Named Executive Officers' total annual compensation as a combination of salary, non-equity incentive compensation, long-term non-cash incentive compensation and benefits to motivate our executives to achieve our goals and to reward the achievement of those goals.

  •
  Base salary and benefits are designed to attract and retain highly qualified individuals.

  •
  Annual performance-based incentive compensation awards under our 2003 SEIP and 2006 SEIP are designed to focus our chief executive officer and chief operating officer, respectively, on budgeted financial results and our strategic and operational initiatives, as determined by our Compensation Committee after consultation with management and the Board.

  •
  Annual performance based incentive compensation awards for our other Named Executive Officers are designed to focus these individuals on meaningful growth in financial results in line with budgeted goals, as well as successful completion or progress towards completion of initiatives in areas within their control, and to reward outstanding individual performance.

  •
  Long-term non-cash incentives, and in particular stock option awards, are designed to reward the achievement of goals and encourage the Named Executive Officers to continue their association with us by providing additional opportunities for them to participate in the ownership of the Company and its future growth.

  •
  All of our salaried U.S. employees have the opportunity to participate in retirement and welfare benefit programs aimed at attracting and retaining highly qualified individuals. Our 401(k) Plan allows highly compensated employees, including our Named Executive Officers, to contribute up to 25% of their "plan" compensation, subject to certain limits imposed by the Code and limits that result from nondiscrimination testing. Under our 401(k) Plan, we generally match 50% of the first 4% of compensation contributed by Named Executive Officers up to $4,500, subject to other limits that may result from nondiscrimination testing required under applicable IRS rules.

  •
  Our Executive Deferred Compensation Plan allows our Named Executive Officers to defer some of their compensation in amounts in excess of the amounts they can defer under our 401(k) Plan. This plan is intended to encourage the continued employment of the participating employees, who are largely responsible for our success, and to facilitate the recruiting of executive officers and other highly compensated employees required for our continued growth and profitability.

  •
  The Employee Stock Purchase Plan, or ESPP, provides all of our employees with the opportunity to acquire an equity interest in the Company by providing favorable terms upon which they may purchase our Common Stock.

  •
  Employees are automatically enrolled in Group Term Life Insurance, a benefit offered to U.S. employees, including the Named Executive Officers (with the exception of Mr. Duale). Mr. Duale participates in a UK-based Life Insurance Plan.

  •
  Mr. Duale, President, Iron Mountain Europe, receives additional benefits which are customary for executives in England, where he lives and works, as more fully described below (see "Employment Agreement with Mr. Duale.")

        We believe that the allocation, or mix, among base salary, cash and non-cash incentives plays an important part in achieving our overall objectives. We utilize the Hewitt Associates data described below to determine position-specific target allocations for each element of compensation. Target allocations are assessed for each Named Executive Officer's position. As more fully described below, we aimed to allocate the mix of the various elements of compensation on par with the median and 50th percentile of the Custom Peer Group, as defined below, provided by Hewitt Associates for each Named Executive Officer's role.

Benchmarking

        In August 2007, the Compensation Committee engaged Hewitt Associates to conduct a competitive assessment of executive and director compensation including the compensation of our Named Executive Officers. We believe that market studies of the compensation of top executives by comparable companies are important because maintaining compensation at or above market rates is necessary to attract and retain top executives. We worked with Hewitt Associates to create a custom peer group to use as a basis for our compensation comparisons. Given our industry leading position and unique business mix in our core and digital businesses, no ideal company comparisons exist. The custom peer group therefore included a mix of business services organizations that both we and analysts from the financial community, deem as relevant. The "Custom Peer Group" consisted of Affiliated Computer Services, Inc.; Acxiom Corporation; The Brink's Company; Ceridian Corporation; ChoicePoint Inc.; Cintas Corporation; DST Systems, Inc.; The Dun & Bradstreet Corporation; Equifax Inc.; Fiserv, Inc; Moody's Investors' Service; Paychex Inc.; Robert Half International, Inc.; The ServiceMaster Company; Unisys Corporation; WW Grainger; and Washington Group International. Hewitt Associates reviewed base salary, target bonus, long-term incentives and total direct compensation, (e.g. total target compensation plus the annualized value of long term incentives).

        Hewitt Associates created a data set that included comparisons between us and our Custom Peer Group and their proprietary general industry database for companies with revenues between one and four billion dollars. As part of this analysis, Hewitt Associates provided summary data for median, 50th and 75th percentile of the Custom Peer Group. In our analysis of all elements of compensation for Named Executive Officers, we utilized median and 50th percentile data of the Custom Peer Group for our comparisons. Benchmarks serve as only one component in our overall compensation decision process.

Annual Compensation Review Process

        The Compensation Committee takes an active role in determining our compensation plans and programs for the chief executive officer and chief operating officer. For the chief executive officer and chief operating officer, the Compensation Committee makes recommendations regarding base compensation, non-equity incentive compensation and long-term equity incentives to the independent members of the Board for approval, based on analysis of the Hewitt Associates data and performance assessment results. For the remaining Named Executive Officers, our chief executive officer and chief operating officer submit recommendations to the Compensation Committee for final approval. The Board has delegated the final authority for compensation decisions for the remaining Named Executive Officers to the Compensation Committee.

Assessment of Individual Performance of the Chief Executive Officer and Chief Operating Officer

        The assessment of individual performance for the chief executive officer and chief operating officer is carried out by the Compensation Committee. Each year the chief executive officer and chief operating officer submit goals and objectives to the Compensation Committee to govern their performance for the upcoming year. The Compensation Committee reviews these goals and objectives, seeks input from the Board, and modifies them where appropriate. These goals and objectives are taken into consideration in setting the benchmarks for achievement of performance based incentives under the 2003 SEIP and the 2006 SEIP, as described below.

        Both the chief executive officer and chief operating officer initiate the annual assessment process with a self-assessment of their performance against their goals and objectives, which is submitted to the Compensation Committee. The Compensation Committee then initiates a performance assessment of the chief executive officer and chief operating officer by conducting a series of formal interviews with our executive team members. Each interviewed executive team member is asked to comment on the achievement of the corporate initiatives and other stated goals during this process.

Base Salary

        For 2007, our Compensation Committee reviewed and approved recommendations for base salaries for our Named Executive Officers, excluding our chief executive officer and chief operating officer, based upon management's evaluations of performance and appropriate levels of base compensation, which take into account levels of cash-based and equity-based compensation of the Custom Peer Group. In addition to these external market comparables, the chief executive officer and chief operating officer analyzed each Named Executive Officer's salary in light of other compensation components offered by the Company, our size and complexity and the experience and expected future contributions of each Named Executive Officer. We targeted Named Executive Officer base salaries to be in line with the median and 50th percentile of similarly situated officers at the Custom Peer Group companies.

        For Mr. Reese's and Mr. Brennan's 2007 base salary, our Compensation Committee considered the Company's and each of their respective individual performance, external market comparisons provided by Hewitt Associates and the pay mix of such officer, which for Mr. Reese includes no equity incentive compensation, as described below. Similar to our approach with the other Named Executive Officers, we targeted our chief executive officer and chief operating officer base salaries to be in line with the median and 50th percentile of similarly situated officers at the Custom Peer Group companies. The Compensation Committee also incorporated the recommendation of annual merit increases by the chief executive officer and chief operating officer for the base salary of both Mr. Reese and Mr. Brennan.

        As noted above, we targeted a base salary in the range of the median and 50th percentile of chief executive officers and chief operating officers of the Custom Peer Group companies. However, despite better than expected individual performance of both the chief executive officer and chief operating officer, as well as strong company performance, the Compensation Committee held the annual increase in base salary below the average level of increase awarded to other Named Executive Officers due to the relative size of the base salary levels of Mr. Reese and Mr. Brennan. The base salaries of our chief executive officer and chief operating officer remain within the range of the median and 50th percentile for Custom Peer Group companies.

        Consistent with the salaries of Named Executive Officers of the Custom Peer Group companies, our chief operating officer and chief executive officer have significantly higher base salaries than our other Named Executive Officers. This is due primarily to the increased responsibility, experience and oversight duties of these officers as compared to the other Named Executive Officers and in part to our efforts to keep our base salaries of all of our Named Executive Officers in line with the median and 50th percentile of the Custom Peer Group companies. Mr. Duale, the President of Iron Mountain Europe, has a reported base salary higher than the other Named Executive Officers, other than the chief operating officer and chief executive officer, due to the benchmarking of his compensation against executives with similar roles and responsibilities based in London, England, where he works. Mr. Duale's salary is stated in U.S. dollars in this Proxy Statement, although he is paid in British pounds.

Performance Based Incentive Compensation

        For each year, our Compensation Committee establishes in writing the performance goals for our chief executive officer and chief operating officer under the 2003 SEIP and 2006 SEIP, respectively. Performance goals under the SEIPs are based on one or more business criteria such as the following: EBITDA; OIBDA; gross revenue; growth rate; capital spending; return on invested capital; free cash flow; attaining budget; operating income; and the achievement of stated corporate goals including but not limited to acquisitions, alliances, joint ventures, and international development and expansion. If the amendments to the 2003 SEIP and 2006 SEIP are approved by the stockholders, Contribution will be included as a business criteria. Two-thirds of the incentive compensation governed by each SEIP is based upon the achievement of budgeted financial objectives, as described more fully below, one third on Gross Revenue attainment and one third on attainment of OIBDA goals. The Company believes that OIBDA is a valuable measure to evaluate the operating performance of our business. The remaining one third of the annual incentive compensation governed by each SEIP is based upon achievement of specific organizational goals and objectives. All performance goals under each SEIP are defined in the first quarter of the year and approved by the Compensation Committee.

        The purpose of the SEIPs is to align the interests of the chief executive officer and the chief operating officer with the interests of stockholders. In addition, the SEIPs allow the annual performance-based compensation paid to the chief executive officer and the chief operating officer to be tax deductible by the Company following guidelines defined in Section 162(m) of the Code (see "Tax Considerations.")

        One hundred percent of the incentive compensation available to an executive under the relevant SEIP may be paid only if all established objectives are fully achieved. Neither SEIP provides for the ability of the executive to receive more than 100% of the stated maximum compensation, even if results exceed the stated goals.

        For the chief executive officer and chief operating officer, two thirds of the incentive compensation, or that which is defined by budgeted financial objectives, has a formulaic achievement structure. The Compensation Committee determines achievement of the remaining one third of the incentive compensation based on the achievement of specific organizational goals and objectives. The final calculation of the amount paid under each SEIP proceeds as follows: after completion of each year, the Compensation Committee evaluates the chief executive officer's and chief operating officer's performance against the corporate goals and objectives established earlier in the year pursuant to each SEIP. The Committee interviews members of the executive team to ascertain the performance of the chief executive officer and chief operating officer against pre-determined goals and objectives. The Compensation Committee reviews and approves all payments under the SEIPs.

        The 2003 SEIP sets the maximum annual performance based incentive compensation for our chief executive officer at the lesser of three times base salary or $3,500,000; and the 2006 SEIP sets the maximum annual performance based incentive compensation for the chief operating officer at the lesser of an amount equal to his annual base salary or $1,000,000. If the proposed amendment to the 2006

SEIP is approved by the stockholders, the maximum annual performance based incentive compensation for Mr. Brennan for 2009 will be the lesser of 125% of his annual base salary or $1,500,000.

        For 2007, the categories of criteria set by our Compensation Committee for determining the annual bonus of our chief executive officer and our chief operating officer were: (1) achieving budgeted Gross Revenue targets, (2) achieving budgeted OIBDA targets and (3) achievement of other corporate goals. The category "achievement of other corporate goals" included various defined strategic and organizational initiatives that the Compensation Committee determined were critical to our success in that year. Throughout 2007 the budget Revenue and OIBDA targets were adjusted to reflect acquisitions. In addition, both Gross Revenue and OIBDA targets and results are adjusted to eliminate the effect of foreign exchange and incentive compensation expense. For 2007 the chief executive officer and chief operating officer achieved 100% of their potential under their SEIPs due to complete satisfaction of the corporate goals and objectives, the Company's 100.3% achievement of budgeted Gross Revenue, or $2,675,836,292, and the Company's 102.1% achievement of budgeted OIBDA, or $751,769,184.

        In early 2008, the Compensation Committee set comparable categories of criteria for 2008 for both the chief executive officer and chief operating officer under the 2003 SEIP and the 2006 SEIP. The budgeted financial objective targets of Gross Revenue and OIBDA for the two officers' performance based incentive compensation in both 2007 and 2008 were set at levels which we believed were appropriate given our desired return on investment, growth rates and industry dynamics; and were challenging but reasonably attainable. This belief is based on the fact that the Company's long term Gross Revenue and OIBDA targets serve as the cornerstone for our annual budget targets and therefore provide a reasonable basis for determining performance based incentive compensation under the SEIPs.

Non-Equity Incentive Compensation for Named Executive Officers Other than Messrs. Reese and Brennan

        We have non-equity incentive compensation arrangements for our other Named Executive Officers that are similar to those utilized for the chief executive officer and chief operating officer. Non-equity incentive compensation targets ranging from 0% to 100% of these other Named Executive Officers base salary may be paid, depending upon their respective positions. Achievement of the targeted opportunity is based upon our performance against budgeted financial goals, and the personal performance against stated goals of the respective Named Executive Officer. The chief executive officer and chief operating officer manage the establishment of goals and relevant budgeted financial targets for each Named Executive Officer. For 2007, the same Gross Revenue and OIBDA targets were set as the financial criteria for these Named Executive Officers, in addition to an individual goals and objectives component for each Named Executive Officer defined for areas within their control (similar to the SEIPs). The Gross Revenue and OIBDA targets for the attainment of the Named Executive Officers' bonuses were set at levels which were the same as the chief operating and chief executive officers' targets due to our objective of focusing the entire team on achieving the same financial goals. The only exception is Mr. Duale whose financial targets were set as gross European Revenue and EBITDA because, due to his role as President of Iron Mountain Europe, these financial targets are a better measure of his performance. Non-financial targets were set on an individual basis aimed at focusing each officer's attention in areas where that officer has the most potential for impacting the Company's performance and we think these targets were reasonably attainable if the officers performed to their potential. Each of these Named Executive Officers received 100% of the non-equity incentive compensation targets for 2007 because the Company met or exceeded the Gross Revenue and OIBDA targets and each officer achieved his individual corporate goals and objectives, with the exception of Mr. Duale who only received 91% of his non-equity incentive compensation target for 2007 as a result of Iron Mountain Europe's performance being less than the approved financial targets.

Equity Compensation

        Under our equity incentive plans, the Board, or a committee or subcommittee thereof, may issue some or all of the following types of equity incentives to our Named Executive Officers: ISOs, non-qualified stock options, or NSOs, shares of our Common Stock (with or without restrictions) and stock appreciation rights, or SARs. The Board has delegated its authority under these plans to our Compensation Committee, which has the discretion to determine the types and amounts of equity incentives as well as the terms and conditions thereof (such as vesting schedules, termination date or other restrictions). To date no grants of SARs or restricted stock have been made to our Named Executive Officers. Our Compensation Committee has traditionally issued stock option awards as opposed to other forms of equity awards. While other forms of equity compensation are available for issuance under our plans, the Compensation Committee currently intends to continue its custom of using options as the main form of equity incentives for Named Executive Officers. The Compensation Committee chooses to award options as opposed to other types of equity awards because it feels that option awards are the best method of aligning employee interests with the long term future performance of our stock. The Compensation Committee has established guidelines for all awards made under our equity incentive plans.

        Even though our practice for Named Executive Officers has historically been to issue options on a three year cycle, annually we review and benchmark to market our option data for each respective Named Executive Officer. Based upon this analysis management may make recommendations for adjustments. For newly-hired or promoted executive officers, recommended equity incentive awards are made during the next scheduled quarterly Compensation Committee meeting following his or her hire or promotion date. No offer for employment that would include an option grant with an aggregate value of $1,000,000 or more can be extended without the pre-approval of the Compensation Committee.

        When our Compensation Committee makes determinations about the amount and type of equity incentives to award to Named Executive Officers, the decision is based on a number of factors including: (1) management recommendations, (2) the amount and type of equity incentives previously granted to each Named Executive Officer, (3) the amount and terms of equity incentives granted to the executive officers in the Custom Peer Group, (4) the value of and the complexity of the duties performed by each Named Executive Officer, (5) each such officer's performance of job duties, (6) the amount of time since each such officer's last equity incentive award, (7) our guidelines for granting such awards and (8) the total and average grant values for members of the Named Executive Officers internal peer group.

        The Compensation Committee reviews recommendations of award amounts for Named Executive Officers (except for Mr. Reese) proposed by the chief executive officer and the chief operating officer based upon the above-described factors. The Compensation Committee typically exercises greater discretion in determining the amounts and terms of the grants to the Named Executive Officers (as opposed to other employees) due to such officers' increased responsibilities.

        The exercise prices for all awards are based on the average of the high and low sales prices of our Common Stock on the date of the grant, the pricing method prescribed in our plans. Because the schedule for consideration of option awards by the Compensation Committee and our Board is determined at quarterly meetings generally scheduled many months in advance, the proximity of any grants to earnings announcements or other market events is coincidental.

        Pursuant to the compensation decision described below, there were no equity grants in 2007 to our chief executive officer. Our Compensation Committee, after consultation with Mr. Reese, our chief executive officer, has historically concluded that the grant of equity compensation to Mr. Reese would likely not result in a meaningfully greater incentive for him due to his already significant shareholdings in the Company. As a result, our Compensation Committee and Mr. Reese believe that options and other equity compensation that might otherwise be awarded to Mr. Reese are more effectively used for the benefit of stockholders by awarding them to employees other than Mr. Reese, and our Compensation Committee relies primarily on cash for our chief executive officer's compensation. This philosophy has been in place for more than ten years and is reviewed annually.

        In early March 2007, the Company granted options to purchase Common Stock to a group of approximately fifty senior officers, including the Named Executive Officers other than Mr. Reese. These grants represent a departure from our historical practice of granting options on a three-year cycle. Absent exceptional circumstances, such as promotions or exceptional performance, the expectation is that the recipients of these options would not receive additional awards of stock options for five years. For each recipient, one-half of the shares covered by the grant vests in equal installments over five years, or 20% per year, and the other half vests in equal installments over ten years, or 10% per year. The primary reason for the change in grant cycles and the lengthening of the vesting schedule was to strengthen incentives of this group of officers to continue their relationship with the Company over an extended period given that a substantial number of them have been with the organization for less than 24 months. As a result of the change in the grant cycle, the grants in absolute terms were larger than historical grants but represented a front loading of options typically granted by the Company.

        Our Compensation Committee has imposed, and may in future grants impose, vesting and other conditions on awards of Common Stock or grants of options or other rights because it believes that time-based vesting encourages recipients of equity awards to devote their best efforts to the Company over a long period.

Employment Agreement with Mr. Duale

        The Company entered into an employment agreement with Mr. Duale in connection with his employment as President of Iron Mountain Europe in May of 2006. Under his agreement, Mr. Duale was reimbursed for expenses incurred in relocating to London, England and also receives a car allowance, a corresponding annual insurance supplement and a corresponding allowance for fuel costs. The employment agreement has no fixed term but is terminable by either party upon at least four months' notice. We believe these benefits are customary in order to retain executives in Europe. No other executive currently has an employment agreement. However, based upon market conditions and external advice, the Company may alter its approach to the use of employment agreements over time.

Tax Considerations

        Section 162(m) of the Code, generally disallows an income tax deduction to public companies for compensation in excess of $1,000,000 paid in any year to the principal executive officer (in our case, the chief executive officer) and certain other executive officers, to the extent that this compensation is not "performance-based" within the meaning of Section 162(m). Our Compensation Committee's general policy, subject to all then relevant circumstances, is to attempt to structure our compensation arrangements to maximize deductions for federal income tax purposes. In connection with the compensation packages of Messrs. Reese and Brennan, the Board adopted and the stockholders approved the 2003 SEIP and the 2006 SEIP, respectively, in part to maximize the deductibility of compensation paid to Messrs. Reese and Brennan. In addition, each SEIP provides a vehicle by which the Compensation Committee establishes specific annual performance goals and objectives for each of these two officers. Our Compensation Committee believes that the performance incentives established pursuant to the SEIPs are appropriate to maintain a competitive compensation package for Messrs. Reese and Brennan while achieving the goals of alignment of our most senior officers with the interests of the Company and favorable tax treatment. In addition, our equity compensation plans (other than ESPP) have generally been designed to ensure that compensation arising on the exercise of an option satisfies the "performance-based" exception and therefore is always fully deductible.

Compensation Committee Report on Compensation Discussion and Analysis

        We, the members of the Compensation Committee of the Company, have reviewed and discussed the Compensation Discussion and Analysis with the Company's management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Company's annual report on Form 10-K for the year ended December 31, 2007.

COMPENSATION COMMITTEE CLARKE H. BAILEY,Chairman KENT P. DAUTEN MICHAEL LAMACH

COMPENSATION TABLES

        The following table provides certain information concerning compensation earned by the Named Executive Officers during the years ended December 31, 2006 and December 31, 2007.

Summary Compensation Table for 2006 and 2007

Name and Principal Position	Year	Salary($)		Option Awards($)(1)		Non-Equity Incentive Plan Compensation($)(2)		All Other Compensation($)(3)		Total($)
C. Richard Reese, Chairman of the Board and Chief Executive Officer	2007 2006	$ $	964,042 920,221	$ $	0 0	$ $	2,892,127 1,993,824	$ $	30,185 9,488	$ $	3,886,354 2,923,533
Robert T. Brennan, President and Chief Operating Officer	2007 2006	$ $	646,154 497,596	$ $	1,502,755 517,823	$ $	646,154 431,257	$ $	16,936 14,231	$ $	2,811,999 1,460,907
John J. Connors, President, Americas	2007 2006	$ $	350,000 331,731	$ $	532,844 288,926	$ $	350,000 306,366	$ $	9,845 7,901	$ $	1,242,689 934,924
Marc A. Duale,(4) President, Iron Mountain Europe	2007 2006	$ $	805,649 486,462	$ $	525,029 156,115	$ $	381,214 193,510	$ $	48,899 53,348	$ $	1,760,791 889,435
John F. Kenny, Jr.,(5) Executive Vice President, Corporate Development	2007 2006	$ $	337,596 406,020	$ $	84,755 90,584	$ $	135,673 361,359	$ $	9,783 16,740	$ $	567,807 874,703
Brian P. McKeon, Executive Vice President and Chief Financial Officer	2007		$299,424		$495,306		$450,000		$7,395		$1,252,125

(1)
Amounts included in the "Option Awards" reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R) of awards pursuant to the 2002 Plan and, as a result, may include amounts relating to awards granted in and prior to 2006 and 2007. Assumptions used in the calculations for these amounts are included in Note 2 to the Company's 2007 Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007.

(2)
Performance-based incentive payments made to the Named Executive Officers are not characterized as "Bonus" payments for the fiscal year ended December 31, 2006 and 2007 and are thus included in this column. Amounts included in the "Non-Equity Incentive Plan Compensation" column reflect amounts paid to Mr. Reese under the 2003 SEIP, to Mr. Brennan under the 2006 SEIP and non-equity compensation paid to the other Named Executive Officers based on the achievement of selected Revenue and OIBDA targets and other corporate goals. Non-equity incentive awards are calculated based on base wages before any deductions or deferrals, such as 401(k) contributions or deferred compensation plan contributions. Mr. Duale's non-equity incentive plan compensation was guaranteed for 2006 pursuant to his employment agreement.

(3)
All Other Compensation includes 401(k) Plan Company match, income on premiums paid with respect to group term life insurance, or GTLI, parking fees paid, personal use of the company leased aircraft less executive reimbursement and the Company paid portion of spousal expenses for attendance at the annual management retreat, plus amounts paid to Mr. Duale, as set forth below. The charts below set forth a more detailed description of All Other Compensation.

Name	Year	401(k) Match		GTLI		Parking		Company Leased Aircraft		Management Retreat		Total
C. Richard Reese	2007 2006	$ $	4,500 4,400	$ $	619 588	$ $	4,600 4,500		$16,392 —		$4,074 —	$ $	30,185 9,488
Robert T. Brennan	2007 2006	$ $	2,462 2,344	$ $	619 588	$ $	4,600 4,500	$ $	9,255 2,673	$	— 4,126	$ $	16,936 14,231
John J. Connors	2007 2006	$ $	3,292 2,453	$ $	434 412	$ $	4,600 4,500		$840 —	$ $	679 536	$ $	9,845 7,901
John F. Kenny, Jr.	2007 2006	$ $	4,500 4,400	$ $	372 488	$ $	4,600 4,500	$ $	311 6,478	$	— 874	$ $	9,783 16,740
Brian P. McKeon	2007		$4,102		$381		$2,912		—		—		$7,395

Name	Year	Car Allowance		Fuel Allowance		Life Insurance		Relocation Fees		Total
Marc A. Duale	2007 2006	$ $	40,032 24,053	$ $	4,003 2,405	$ $	4,864 4,154	$	— 22,736	$ $	48,899 53,348
(4)
Mr. Duale's salary is paid in British Pounds Sterling. In order to calculate his 2007 salary in U.S. dollars we used a conversion rate of £1.00 to $2.001612, which represents the average exchange rate for fiscal year 2007 (Pounds Sterling to U.S. dollars). In order to calculate his 2006 salary in U.S. dollars we used a conversion rate of £1.00 to $1.84295, which represents the average exchange rate for fiscal year 2006 (British Pounds Sterling to U.S. dollars).

(5)
Mr. Kenny is included in this table because he served as our Chief Financial Officer until April 23, 2007.

        The following table sets forth certain information concerning the Grants of Plan-Based Awards to the Named Executive Officers during the year ended December 31, 2007.

Grants of Plan-Based Awards for 2007

					All Other Option Awards: Number of Securities Underlying Options (#)
							Grant Date Fair Value of Stock and Option Awards ($/Sh)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date
		Threshold($)	Target($)	Maximum($)
C. Richard Reese	N/A	$—	$2,892,127	$2,892,127	—	$—	$—
Robert T. Brennan	3/2/2007	$—	$646,154	$646,154	735,835	$27.1800	$8,994,700
John J. Connors	3/2/2007	$—	$350,000	$350,000	183,958	$27.1800	$2,248,666
Marc A. Duale	3/2/2007	$—	$420,338	$420,338	183,958	$27.1800	$2,248,666
John F. Kenny, Jr.	N/A	$—	$135,673	$135,673	—	$—	$—
Brian P. McKeon	5/24/2007	$—	$450,000	$450,000	469,907	$27.6650	$5,213,987

(1)
The amounts shown in the "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" column, subcolumn "Threshold" reflect the minimum payment level under the 2003 SEIP for Mr. Reese, the 2006 SEIP for Mr. Brennan and under the targets set by the Compensation Committee for all other Named Executive Officers, which is zero for all. The amount shown in "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" column, subcolumn "Maximum" is the same as the target amount listed in the "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" column, subcolumn "Target" because our plans do not allow for awards in excess of 100% of target. These amounts are based on the executive officer's base salary and position in 2007. Non-equity incentive plan awards actually paid by the Company for services rendered in 2007 are reflected in the "Non Equity Incentive Plan Compensation" column of the Summary Compensation Table on page 36 of this Proxy Statement.

        The amounts in the Summary Compensation Table for 2006 and 2007 reflect our compensation programs/plans, all of which are developed under our compensation philosophy of "paying for performance." We do not have written employment contracts with any of our Named Executive Officers with the exception of Mr. Duale, whose agreement is described on page 41 of this Proxy Statement. Each element of compensation: salary, cash incentive compensation, equity incentive compensation and benefits is designed to work together to help us meet and exceed our long- and short-term goals and objectives and reward employees when we and they are successful. Our compensation programs provide the opportunity for the alignment of interests of our executive officers and directors with those of our stockholders. For a description of the material factors related to an understanding of these amounts, see the section entitled "Compensation Discussion and Analysis."

        The following table sets forth the percentage of each Named Executive Officer's total compensation that we paid in the form of base salary and non-equity incentive awards:

Named Executive Officer	% of total Compensation attributable to salary	% of total Compensation attributable to non-equity incentive award
C. Richard Reese	24.8%	74.4%
Robert T. Brennan	23.0%	23.0%
John J. Connors	28.2%	28.2%
Marc A. Duale	45.8%	21.7%
John F. Kenny, Jr.	59.5%	23.9%
Brian P. McKeon	23.9%	35.9%

        The following table sets forth certain information with respect to outstanding equity awards at December 31, 2007.

Outstanding Equity Awards at Fiscal Year-End for 2007

Option Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable(1)	Number of Securities Underlying Unexercised Options(#) Unexercisable(1)		Option Exercise Price($)		Option Expiration Date
C. Richard Reese	—	—			—	—
Robert T. Brennan	150,644 — —	225,970 367,917 367,918	(2) (3) (4)	$ $ $	18.5867 27.1800 27.1800	4/26/2015 3/1/2019 3/1/2017
John J. Connors	26,900 34,520 — —	40,352 51,785 91,979 91,979	(5) (6) (7) (8)	$ $ $ $	18.5867 28.9667 27.1800 27.1800	4/26/2015 12/7/2015 3/1/2019 3/1/2017
Marc A. Duale	30,000 — —	120,000 91,979 91,979	(9) (10) (11)	$ $ $	24.8333 27.1800 27.1800	5/9/2016 3/1/2019 3/1/2017
John F. Kenny, Jr.	59,733 90,334 168,751 2,929 8,788 21,519	— — — 2,930 — 32,283	(12) (13)	$ $ $ $ $ $	2.4847 9.9629 12.7852 17.0667 17.0667 18.5867	None 9/12/2009 11/28/2011 3/26/2013 3/26/2013 4/26/2015
Brian P. McKeon	— —	397,614 72,293	(14) (15)	$ $	27.6650 27.6650	5/23/2017 5/23/2019

(1)
All amounts and exercise prices have been adjusted to reflect prior stock splits in the form of stock dividends.

(2)
Options to purchase 225,970 shares will vest in one installment of 75,322 shares on April 27, 2008, one installment of 75,323 shares on April 27, 2009, and one installment of 75,325 shares on April 27, 2010.

(3)
Options to purchase 36,791 shares vested on March 2, 2008. The balance of the option, consisting of 331,126 shares will vest in two installments of 36,792 shares on March 2, 2009 and March 2, 2010, one installment of 36,791 shares on March 2, 2011, two installments of 36,792 shares on March 2, 2012 and March 2, 2013, one installment of 36,791 shares on March 2, 2014, and three installments of 36,792 shares on March 2, 2015, March 2, 2016 and March 2, 2017.

(4)
Options to purchase 73,583 shares vested on March 2, 2008. The balance of the option, consisting of 294,335 shares, will vest in one installment of 73,584 shares on March 2, 2009 and one installment of 73,583 shares on March 2, 2010, and two installments of 73,584 shares on March 2, 2011 and March 2, 2012.

(5)
Options to purchase 40,352 shares will vest in one installment of 13,451 shares on April 27, 2008, one installment of 13,450 shares on April 27, 2009, and one installment of 13,451 shares vesting on April 27, 2010.

(6)
Options to purchase 51,785 shares will vest in one installment of 17,262 shares on December 8, 2008, one installment of 17,260 shares on December 8, 2009, and one installment of 17,263 shares on December 8, 2010.

(7)
Options to purchase 9,197 shares vested on March 2, 2008. The balance of the option, consisting of 82,782 shares, will vest in equal installments of 9,198 shares on March 2 of each year from 2009 to 2017.

(8)
Options to purchase 18,395 shares vested on March 2, 2008. The balance of the option, consisting of 73,584 shares, will vest in equal installments of 18,396 shares on March 2 of each year from 2009 to 2012.

(9)
Options to purchase 120,000 shares will vest in equal installments of 30,000 shares on May 10 of each year from 2008 to 2011.

(10)
Options to purchase 9,197 shares vested on March 2, 2008. The balance of the option, consisting of 82,782 shares, will vest in equal installments of 9,198 shares on March 2 of each year from 2009 to 2017.

(11)
Options to purchase 18,395 shares vested on March 2, 2008. The balance of the option, consisting of 73,584 shares, will vest in equal installments of 18,396 shares on March 2 of each year from 2009 to 2012.

(12)
These options to purchase shares vested on March 27, 2008.

(13)
Options to purchase 32,283 shares will vest in one installment of 10,759 shares on April 27, 2008, one installment of 10,761 shares on April 27, 2009, and one installment of 10,763 shares on April 27, 2010.

(14)
Options to purchase 397,614 shares will vest in one installment of 79,522 shares on May 24, 2008, one installment of 79,523 shares on May 24, 2009, one installment of 79,522 shares on May 24, 2010, one installment of 79,523 shares on May 24, 2011, and one installment of 79,524 shares on May 24, 2012.

(15)
Options to purchase 72,293 shares will vest in three installments of 7,229 shares on May 24, 2008, May 24, 2009, and May 24, 2010, one installment of 7,230 shares on May 24, 2011, two installments of 7,229 shares on May 24, 2012 and May 24, 2013, one installment of 7,230 shares on May 24, 2014 and two installments of 7,229 shares on May 24, 2015 and May 24, 2016, and one installment of 7,230 shares on May 24, 2017.

        The following table sets forth certain information with respect to Option Exercises during the year ended December 31, 2007.

Option Exercises for 2007

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise($)
C. Richard Reese	—	—
Robert T. Brennan	—	—
John J. Connors	—	—
John F. Kenny, Jr.	204,154	$4,108,459
Marc A. Duale	—	—
Brian P. McKeon	—	—

        The following table sets forth certain information with respect to nonqualified deferred compensation during the year ended December 31, 2007 of the Named Executive Officers.

Nonqualified Deferred Compensation for 2007

Name	Executive Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)
C. Richard Reese	$0	$14,911	$200,557	(2)
Robert T. Brennan	$0	$7,147	$113,178	(3)
John J. Connors	$0	$0	$0
Marc A. Duale(4)	$0	$0	$0
John F. Kenny, Jr.	$0	$92,718	$1,364,465	(5)
Brian P. McKeon	$0	$0	$0

(1)
The Named Executive Officers may defer between 5% and 100% of their non-equity incentive compensation and/or between 5% and 50% of their base salary annually.

(2)
Mr. Reese deferred $190,000 in 1999 which was reported in the Summary Compensation Table for 1998.

(3)
Mr. Brennan deferred, in aggregate, $102,031 from 2005 to 2006, all of which was reported in the Summary Compensation Tables throughout that period.

(4)
Mr. Duale is not eligible to participate in any nonqualified deferred compensation plans.

(5)
Mr. Kenny deferred, in aggregate, $1,058,442 from 1999 to 2006, all of which was reported in the Summary Compensation Tables throughout that period.

        The Company provides certain of our more highly compensated employees, including the Named Executive Officers, with the opportunity to defer between 5% and 100% of any 2007 non-equity incentive compensation and/or up to between 5% and 50% of base salary through the Iron Mountain Incorporated Executive Deferred Compensation Plan. This benefit is offered to these employees in part because they are limited in the amount of 401(k) contributions they can make under the Company's 401(k) Plan under applicable nondiscrimination testing rules. The plan also offers them greater deferral opportunities than are available under a qualified plan. Deferral elections and elections relating to the timing of payments are made prior to the period in which the salary and/or incentive compensation bonuses are earned. The Company does not contribute any matching, profit sharing or other funds to the plan for any employee. Amounts under the plan are, however, paid with earnings, which the Company funds. Employees participating in the plan can elect to invest their deferrals in funds that mirror, as closely as possible, the investment options available under the Company's 401(k) Plan. This deferred compensation plan does not pay any above market rates and is administered by the Compensation Committee.

Termination and Change of Control Arrangements

        Besides the deferred compensation shown in the preceding table, we do not have any contracts or agreements that require payments to any Named Executive Officer at, following or in connection with any termination of such officer, change in control of the Company or a change in such officer's responsibilities; except that pursuant to Mr. Duale's employment agreement, if we terminate his employment without providing him with four months notice, we are required to pay Mr. Duale base pay and benefits for 12 months. Based on Mr. Duale's 2007 compensation, that amount would have been approximately $929,015.

        As part of his compensation arrangements in joining the Company, on May 24, 2007, Mr. McKeon was awarded options to acquire 469,907shares of our common stock. Of this amount, options to acquire 325,320 shares of our common stock were intended to protect Mr. McKeon's equity value that would have been realized with a prior employer. As a result, these options contain a change of control feature whereby all shares subject to such options will automatically vest upon a "change of control." A change of control is defined in the option agreement to include, among other things, a sale of the Company or substantially all of its assets and the acquisition by a person or group of securities representing 50% or more of the voting power of the Company's securities entitled to vote in the election of directors. Under Mr. McKeon's option agreement, none of his options may be exercised if he is in violation of any applicable confidentiality, inventions or non-competition agreement with the Company. Assuming the triggering event for acceleration of the options occurred on December 31, 2007, the value realized on vesting would be $3,043,369. No other outstanding stock options currently include mandatory acceleration of vesting upon a change in control, though the Company is currently considering inclusion of such features.

DIRECTOR COMPENSATION

        The following table provides certain information concerning compensation earned by the directors who were not Named Executive Officers during the year ended December 31, 2007.

Director Compensation for 2007

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Clarke H. Bailey	$40,750	$82,358	$0		$123,108
Constantin R. Boden	$89,750	$82,358	$5,497	(2)	$177,605
Kent P. Dauten	$41,750	$82,358	$0		$124,108
Michael Lamach	$13,000	$54,430	$0		$67,430
Arthur D. Little	$41,500	$82,358	$10,611	(2)	$134,469
Vincent J. Ryan	$31,000	$82,358	$0		$113,358
Laurie A. Tucker	$22,500	$56,429	$0		$78,929

(1)
Amounts included in the "Option Awards" column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R) of awards pursuant to the 2002 Plan and thus may include amounts from awards granted in and prior to 2007. Each non-employee director, except for Michael Lamach, was granted 7,134 options on May 24, 2007. The exercise price of each option on the grant date was $27.6650. The grant date fair market value of each 2007 grant computed in accordance with FAS 123R is $70,762.41. Michael Lamach became a new Board member in 2007. He was granted 6,673 shares on July 11, 2007 with an exercise price of $26.06. The grant date fair value of Mr. Lamach's grant in accordance with FAS 123R is $114,802.62. As of December 31, 2007, non-employee directors held options to acquire shares of our Common Stock previously granted to them as shown in the table below.

(2)
All Other Compensation for Mr. Boden and Mr. Little consist of health insurance premiums paid on their behalf by the Company.

Name	Number Exercisable (#)	Number Unexercisable (#)	Total Outstanding (#)
Clarke H. Bailey	56,261	7,134	63,395
Constantin R. Boden	56,261	7,134	63,395
Kent P. Dauten	56,261	7,134	63,395
Michael Lamach	0	6,673	6,673
Arthur D. Little	18,118	7,134	25,252
Vincent J. Ryan	34,534	7,134	41,668
Laurie A. Tucker	0	8,817	8,817

        Directors who are employees of the Company do not receive additional compensation for serving as directors. Pursuant to the Company's Compensation Plan for Non-Employee Directors, each director who is not an employee of the Company receives an annual retainer fee of $20,000 as compensation for his services as a member of the Board and fees of $1,500 for in person attendance at Board and committee meetings or $750 for attendance by teleconference. Effective January 1, 2008, the annual retainer fee was increased to $30,000 and effective January 1, 2009, the annual retainer will be increased to $40,000. In addition, committee chairmen of the Compensation and Nominating and Governance Committees receive an annual retainer of $5,000; the chairman of the Audit Committee receives an annual retainer of $20,000; and the "lead director" receives an annual retainer of $25,000. Effective January 1, 2008, the annual retainer for the committee chair of the Compensation Committee was increased to $7,500. The plan also provides for annual grants to the non-employee directors of non-qualified stock options to purchase shares of the Common Stock having an aggregate value of $75,000, calculated based on the Black-Scholes valuation model. Each such option has an exercise price equal to fair market value (as defined in the relevant plan under which it is granted) on the date of grant and vests 100% on the first anniversary of the grant. These non-qualified stock options were granted to all non-employee directors on May 24, 2007, and will be granted annually thereafter as of the first Board meeting following the Company's annual meeting of stockholders. Newly elected non-employee directors, such as Mr. Lamach, receive a pro rated grant as of the date of their election. All directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board or committees thereof, and for other expenses incurred in their capacities as directors.

        Effective March 1, 2008, non-employees directors are able to defer the receipt of between 5% and 100% of their retainers and any meeting fees under the Iron Mountain Incorporated Directors Deferred Compensation Plan. Deferral elections and elections relating to the timing and form of payments are made prior to the period in which the fees are earned. The Company does not contribute any matching, profit sharing or other funds to the plan for any participating director. Amounts under the plan are treated as invested in our stock. The plan is administered by the Chairman of the Compensation Committee and the Executive Vice President, Human Resources.

        The Compensation Committee annually reviews the compensation of our directors in comparison to companies with similar revenues and makes adjustments it believes are appropriate.

ADDITIONAL INFORMATION

Certain Relationships and Related Transactions

        In March 2007 the Board adopted Related Persons Transaction Policies and Procedures, or the Related Persons Policy, which makes all transactions with related persons subject to approval or ratification by our Audit Committee. With certain exceptions, the Related Persons Policy provides that the Audit Committee shall review the material facts of all transactions with related persons and either approve or disapprove of the transaction. Under the Related Persons Policy, transactions covered include transactions involving (i) the Company or a subsidiary, (ii) amounts in excess of $100,000 and (iii) a Related Person (a term that includes executive officers, directors, holders of 5% or more of the Company's stock and immediate family members of the foregoing). The Audit Committee will determine whether the terms of a covered transaction are fair to the Company and no less favorable to the Company than would be generally available absent the relationship with the counterparty, whether there are business reasons for the transaction, whether the transaction impairs the independence of an outside director, whether the transaction would represent an improper conflict of interest, and whether the transaction is material, among other considerations. In the event that prior approval is not feasible, the Related Persons Policy provides that a transaction may be ratified by the Audit Committee as soon as reasonably practicable following the date of the transaction. The Related Persons Policy is intended to supplement, and not supersede, our existing policies and procedures with respect to transactions with related persons. In 2007 there were no new transactions with related persons which required the review of our Audit Committee.

        We sublease space to Schooner, which is controlled by Vincent J. Ryan, one of our directors, for its corporate headquarters in Boston, Massachusetts. Rent is equal, on a per-square-foot basis, to rent that we pay for the space. For the year ended December 31, 2007, Schooner paid rent to us totaling $168,000.

        We own approximately 20% of a joint venture providing information management and storage services in Poland. Our two partners in the joint venture each own approximately 40% of the joint venture, and Schooner owns approximately 50% of one of these partners. The transaction pursuant to which we entered the joint venture was approved by our independent directors.

        The Company paid compensation of $273,997 to Mr. T. Anthony Ryan in respect of 2007. Mr. Ryan is Senior Vice President, Real Estate, of the Company and is the brother of Vincent J. Ryan, a director of the Company. The Company believes that the terms of Mr. Ryan's employment are no less favorable to it than would be negotiable with an unrelated third party.

        We lease three facilities from a trust of which Neal Goldman, Vice President, Industry Relations for Iron Mountain Information Management, Inc. is the beneficiary. Our aggregate rental payment for such facilities during 2007 was $1,048,000.

Audit Committee Report

        Management is responsible for the Company's financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company's independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes.

        The Audit Committee has reviewed and discussed with the independent registered public accounting firm and management the plan and results of the auditing engagement and the audited financial statements for the fiscal year ended December 31, 2007. The Audit Committee has reviewed with management the scope and nature of the Company's internal auditing controls and has discussed with the independent registered public accounting firm the matters required to be discussed by

Statement on Auditing Standards No. 61 (as amended), Communications With Audit Committee. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board No. 1, Independence Discussions With Audit Committees, and discussed with the independent registered public accounting firm its independence from the Company and its management. The Audit Committee considered whether the provision of nonaudit services by the independent registered public accounting firm is compatible with maintaining the independent registered public accounting firm's independence and concluded that it was acceptable at this time.

        The Audit Committee has reported to the Board its activities, conclusions and recommendations. Specifically, in reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Commission on February 29, 2008. The Audit Committee has approved the reappointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2008.

AUDIT COMMITTEE CONSTANTIN R. BODEN,Chairman ARTHUR D. LITTLE KENT P. DAUTEN

Independent Registered Public Accounting Firm

        The Company has submitted the selection of the Company's independent registered public accounting firm to a stockholder vote, as set forth in Item 5 above.

        The Audit Committee has established policies and procedures which are intended to control the services provided by our independent registered public accounting firm and to monitor their continuing independence. Under these policies, no audit or nonaudit services may be undertaken by our independent registered public accounting firm unless the engagement is specifically pre-approved by the Audit Committee. The Audit Committee may delegate to one or more members the authority to grant the pre-approvals required by this paragraph. The decisions of any member to whom authority is delegated to pre-approve an activity under this paragraph must be presented to the full Audit Committee at each of its scheduled meetings.

        The fees for services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, or collectively, Deloitte, to us for the fiscal year ended December 31, 2006 and December 31, 2007 were as follows:

	FY 2006	FY 2007
Audit Fees	$3,997,000	$4,494,000
Audit-Related Fees(1)	$112,000	$83,000
Tax Fees(2)	$336,000	$274,000

Subtotal	4,445,000	$4,851,000
All Other Fees(3)	$—	$29,000

Deloitte & Touche LLP Total Fees	$4,445,000	$4,880,000

(1)
Audit Related Fees include benefit plan audits in 2006 and 2007 and due diligence in 2006.

(2)
Tax Fees include tax compliance work and foreign jurisdiction tax consulting and due diligence.

(3)
All Other Fees includes compliance regulations consulting.

        The Audit Committee will not approve engagements of our independent registered public accounting firm to perform nonaudit services for us if doing so will cause our independent registered public accounting firm to cease to be independent within the meaning of applicable SEC or NYSE rules. In other circumstances, the Audit Committee considers, among other things, whether our independent registered public accounting firm is able to provide the required services in a more or less effective and efficient manner than other available service providers.

        The total fees billed to us from Deloitte for services in 2006 and 2007 are set forth above. The Audit Committee approved the engagement of Deloitte to provide nonaudit services because they determined that Deloitte's providing these services would not compromise its independence and that its familiarity with our record keeping and accounting systems would permit it to provide these services with equal or higher quality, quicker and at a lower cost than we could obtain these services from other providers.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires that the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such executive officers, directors and ten percent stockholders are also required by SEC rules to furnish to the Company copies of all Section 16(a) reports that they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that they were not required to file a Form 5, the Company believes that, during the fiscal year ended December 31, 2007, the Company's executive officers, directors and ten percent stockholders complied with all Section 16(a) filing requirements applicable to such persons.

Other Matters

        The Board does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

Additional Documentation

        The Company will furnish without charge to any stockholder, upon written or oral request, a copy of the Company's Annual Report on Form 10-K, including the financial statements and other documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. Requests for such documents should be addressed to the Secretary of Iron Mountain Incorporated, 745 Atlantic Avenue, Boston, Massachusetts 02111, telephone number (617) 535-4766.

By Order of the Board of Directors,
ERNEST W. CLOUTIER, Secretary
April 21, 2008

IMPORTANT

        If your shares are held in your own name, please complete a proxy card over the internet or by telephone in the manner provided on the website indicated in the Notice of Internet Availability that you received in the mail, or request, complete and return a proxy card today. If your shares are held in "street name," you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares. You may provide instructions to your bank, nominee or other institution over the internet or by telephone if your broker, bank, nominee or other institution offers these options, or you may return a proxy card to your broker, bank, nominee or other institution and contact the person responsible for your account to ensure that a proxy is voted on your behalf.

Appendix A

THIRD AMENDMENT TO THE IRON MOUNTAIN INCORPORATED
2002 STOCK INCENTIVE PLAN

1.    Section 3 of the Iron Mountain Incorporated 2002 Stock Incentive Plan (the "2002 Plan") is amended by deleting the number "12,528,815" and inserting therefor "20,028,815."

2.    Section 14 of the 2002 Plan is amended by deleting the phrase "March 31, 2012" and inserting therefor "March 31, 2018."

3.    Except as hereinabove amended, the provisions of the 2002 Plan shall remain in full force and effect.

A-1

Appendix B

AMENDMENT TO THE IRON MOUNTAIN INCORPORATED
2006 SENIOR EXECUTIVE INCENTIVE PROGRAM

1.    Section 1 of the Iron Mountain Incorporated 2006 Senior Executive Incentive Program (the "2006 SEIP") is hereby deleted in its entirety and replaced with the following:

  "1.    Participant.    The sole participant in this Program shall be Robert T. Brennan, the Chief Executive Officer of Iron Mountain Incorporated (the "Corporation").

2.    Section 2 of the 2006 SEIP is hereby deleted in its entirety and replaced with the following:

  "2.    Annual Limit on Incentive Compensation.    The maximum amount payable under this Program with respect to a fiscal year shall be the lesser of 1.25 times Mr. Brennan's annual base compensation for the fiscal year or $1,500,000.00 (the "Annual Limit")."

3.    Section 3 of the 2006 SEIP is hereby deleted in its entirety and replaced with the following:

  "3.    Eligibility for Incentive Compensation.    While the outcome for the Corporation's fiscal year to which the incentive compensation relates is substantially uncertain (but not more than 90 days after the start of that fiscal year), the Compensation Committee of the Board of Directors shall establish the criteria for the payment of the Annual Limit. Such criteria may be based on any one or more of the following business criteria: EBITDA; OIBDA; contribution; gross revenues; growth rate; capital spending; return on invested capital; free cash flow; operating income; attaining budget; and achievement of stated corporate goals including, but not limited to acquisitions, alliances, joint ventures, international development and internal expansion. Any such criteria shall be adjusted as necessary to reflect acquisitions. If such objectives are not fully achieved, the Compensation Committee may provide that less than 100 percent of the Annual Limit shall be payable.

  Following the close of the fiscal year, the Compensation Committee shall certify whether such criteria were satisfied."

4.    These amendments will be effective for fiscal years beginning on or after January 1, 2009; provided, however, that prior to effectiveness these amendments must first be approved by an affirmative vote of a majority of the votes properly cast at a duly held meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding common stock is present, in person or by proxy. Except as hereinabove amended, the provisions of the 2006 SEIP shall remain in full force and effect.

B-1

Appendix C

IRON MOUNTAIN INCORPORATED
2006 SENIOR EXECUTIVE INCENTIVE PROGRAM

1.
Participant.    The sole participant in this Program shall be Robert T. Brennan, the Chief Executive Officer of Iron Mountain Incorporated (the "Corporation").

2.
Annual Limit on Incentive Compensation.    The maximum amount payable under this Program with respect to a fiscal year shall be the lesser of 1.25 times Mr. Brennan's annual base compensation for the fiscal year or $1,500,000.00 (the "Annual Limit").

3.
Eligibility for Incentive Compensation.    While the outcome for the Corporation's fiscal year to which the incentive compensation relates is substantially uncertain (but not more than 90 days after the start of that fiscal year), the Compensation Committee of the Board of Directors shall establish the criteria for the payment of the Annual Limit. Such criteria may be based on any one or more of the following business criteria: EBITDA; OIBDA; contribution; gross revenues; growth rate; capital spending; return on invested capital; free cash flow; operating income; attaining budget; and achievement of stated corporate goals including, but not limited to acquisitions, alliances, joint ventures, international development and internal expansion. Any such criteria shall be adjusted as necessary to reflect acquisitions. If such objectives are not fully achieved, the Compensation Committee may provide that less than 100 percent of the Annual Limit shall be payable.

  Following the close of the fiscal year, the Compensation Committee shall certify whether such criteria were satisfied.

4.
Discretion to Reduce Incentive Compensation.    The Compensation Committee, after consultation with the Chairs of the Audit and Executive Committees of the Board of Directors, may, in its discretion, reduce the amount of incentive compensation otherwise payable for the fiscal year based on any of the following criteria: extent to which the objective financial measurements achieved for the fiscal year satisfied the Corporation's short-term or long-term goals; stockholder confidence in the Corporation, as evidenced in part by the Corporation's stock price; and the effectiveness and wellness of the Corporation as a whole, taking into account, for example, labor relations and other similar matters.

5.
Effective Date; Right to Amend and Terminate.    This 2006 Senior Executive Incentive Program shall be effective as of May 25, 2006 and shall be first applicable for the fiscal year that begins January 1, 2007; provided, however, that the material terms of this Program must be approved prior to any payment hereunder by an affirmative vote of a majority of the votes properly cast at a duly held meeting of the stockholders of the Corporation at which a quorum representing a majority of all outstanding common stock is present, in person or by proxy.

  The Program shall continue until terminated by the Board of Directors. The Board of Directors reserves the right to from time to time amend, modify or suspend this Program (or any part thereof).

6.
Administration.    This Program shall be construed and administered in such a manner as to permit payments hereunder to satisfy the "performance-based" exception of Internal Revenue Code Section 162(m), and regulations and rulings promulgated thereunder ("Section 162(m)"). In the event that one or more members of the Compensation Committee are not "outside directors" within the meaning of Section 162(m), the duties of the Compensation Committee as set forth herein shall be performed by a committee or subcommittee of the Board of Directors consisting solely of two or more such "outside directors.

C-1

Appendix D

AMENDMENT TO THE IRON MOUNTAIN INCORPORATED
2003 SENIOR EXECUTIVE INCENTIVE PROGRAM

1.    Section 3 of the Iron Mountain Incorporated 2003 Senior Executive Incentive Program (the "2003 SEIP") is hereby deleted in its entirety and replaced with the following:

  "3.    Eligibility for Incentive Compensation.    While the outcome for the Corporation's fiscal year to which the incentive compensation relates is substantially uncertain (but not more than 90 days after the start of that fiscal year), the Compensation Committee of the Board of Directors shall establish the criteria for the payment of the Annual Limit. Such criteria may be based on any one or more of the following business criteria: EBITDA; OIBDA; contribution; gross revenues; growth rate; capital spending; return on invested capital; free cash flow; operating income; attaining budget; and achievement of stated corporate goals including, but not limited to acquisitions, alliances, joint ventures, international development and internal expansion. Any such criteria shall be adjusted as necessary to reflect acquisitions. If such objectives are not fully achieved, the Compensation Committee may provide that less than 100 percent of the Annual Limit shall be payable.

  Following the close of the fiscal year, the Compensation Committee shall certify whether such criteria were satisfied."

2.    This amendment will be effective for fiscal years beginning on or after January 1, 2009; provided, however, that prior to effectiveness this amendment must first be approved by an affirmative vote of a majority of the votes properly cast at a duly held meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding common stock is present, in person or by proxy. Except as hereinabove amended, the provisions of the 2003 SEIP shall remain in full force and effect.

D-1

Appendix E

IRON MOUNTAIN INCORPORATED
2003 SENIOR EXECUTIVE INCENTIVE PROGRAM

1.
Participant.    The sole participant in this Program shall be C. Richard Reese, Chairman of the Board and Chief Executive Officer.

2.
Annual Limit on Incentive Compensation.    The maximum amount payable under this Program with respect to a fiscal year shall be the lesser of 3.0 times Mr. Reese's annual base compensation for the fiscal year or $3,500,000.00 (the "Annual Limit")."

3.
Eligibility for Incentive Compensation.    While the outcome for the Corporation's fiscal year to which the incentive compensation relates is substantially uncertain (but not more than 90 days after the start of that fiscal year), the Compensation Committee of the Board of Directors shall establish the criteria for the payment of the Annual Limit. Such criteria may be based on any one or more of the following business criteria: EBITDA; OIBDA; contribution; gross revenues; growth rate; capital spending; return on invested capital; free cash flow; operating income; attaining budget; and achievement of stated corporate goals including, but not limited to acquisitions, alliances, joint ventures, international development and internal expansion. Any such criteria shall be adjusted as necessary to reflect acquisitions. If such objectives are not fully achieved, the Compensation Committee may provide that less than 100 percent of the Annual Limit shall be payable.

Following the close of the fiscal year, the Compensation Committee shall certify whether such criteria were satisfied.

4.
Discretion to Reduce Incentive Compensation.    The Compensation Committee, after consultation with the Chairs of the Audit and Executive Committees of the Board of Directors, may, in its discretion, reduce the amount of incentive compensation otherwise payable for the fiscal year based on any of the following criteria: extent to which the objective financial measurements achieved for the fiscal year satisfied the Corporation's short-term or long-term goals; shareholder confidence in the Corporation, as evidenced in part by the Corporation's stock price; and the effectiveness and wellness of the Corporation as a whole, taking into account, for example, labor relations and other similar matters.

5.
Effective Date; Right to Amend and Terminate.    This 2003 Senior Executive Incentive Program shall be effective as of March 31, 2003 and shall be first applicable for the fiscal year that begins January 1, 2003; provided, however, that the material terms of this Program must be approved prior to any payment hereunder by an affirmative vote of a majority of the votes properly cast at a duly held meeting of the shareholders of the Corporation at which a quorum representing a majority of all outstanding common stock is present, in person or by proxy.

The Program shall continue until terminated by the Board of Directors. The Board of Directors reserves the right to from time to time amend, modify or suspend this Program (or any part thereof).

6.
Administration.    This Program shall be construed and administered in such a manner as to permit payments hereunder to satisfy the "performance-based" exception of Internal Revenue Code Section 162(m), and regulations and rulings promulgated thereunder ("Section 162(m)"). In the event that one or more members of the Compensation Committee are not "outside directors" within the meaning of Section 162(m), the duties of the Compensation Committee as set forth herein shall be performed by a committee or subcommittee of the Board of Directors consisting solely of two or more such "outside directors.

E-1

April 21, 2008

Dear Stockholder:

        It is my pleasure to invite you to Iron Mountain's 2007 Annual Meeting in Boston, Massachusetts on Thursday, June 5, 2008, at 10:00 a.m., local time, at the offices of Sullivan & Worcester LLP, One Post Office Square, 21st Floor, Boston, Massachusetts.

        The Annual Report to Stockholders, Notice of Meeting, proxy statement and form of proxy are included herein. The matters listed in the Notice of Meeting are described in detail in the proxy statement.

        The vote of every stockholder is important. Mailing your completed proxy, voting on the internet or voting by telephone will not prevent you from voting in person at the meeting if you wish to do so.

        Please cast your vote as instructed in the Notice Regarding the Availability of Proxy Materials. Your cooperation will be greatly appreciated.

        Your Board of Directors and management look forward to greeting those stockholders who are able to attend.

Sincerely, C. RICHARD REESE Chairman of the Board and Chief Executive Officer

PROXY
IRON MOUNTAIN INCORPORATED

ANNUAL MEETING OF STOCKHOLDERS

Thursday, June 5, 2008

10:00 a.m.

One Post Office Square, 21st Floor
Boston, Massachusetts

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Important Notice Regarding Internet Availability of Proxy Materials: The proxy materials for the Iron Mountain Incorporated Annual Meeting of Stockholders, including our annual report and the proxy statement, are available over the internet. To view the proxy materials or vote online or by telephone, please follow the instructions on the Notice of Internet Availability of proxy materials.

The undersigned hereby appoints C. RICHARD REESE and ROBERT T. BRENNAN, and each of them, as proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes both of them, or either one if only one be present, to represent and to vote, as designated on the reverse hereof, all the common stock, $0.01 par value per share, of Iron Mountain Incorporated held of record by the undersigned or with respect to which the undersigned is entitled to vote or act at the Annual Meeting of Stockholders to be held on June 5, 2008 at 10:00 a.m., local time, or any adjournment or postponement thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of each of the nominees for Director listed in Proposal 1 and FOR the approval of Proposals 2, 3, 4 and 5. Additionally, the votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other business as may properly come before the Annual Meeting.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE
IRON MOUNTAIN INCORPORATED P.O. BOX 11250 NEW YORK, N.Y. 10203-0250
SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

IRON MOUNTAIN INCORPORATED THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2, 3, 4 AND 5.		FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
1.	The election of nine (9) directors of the Iron Mountain Incorporated board of directors for a one-year term or until their successors are elected and qualified:
Nominees:
	01) Clarke H. Bailey	06) Arthur D. Little
	02) Constantin R. Boden	07) C. Richard Reese
	03) Robert T. Brennan	08) Vincent J. Ryan
	04) Kent P. Dauten	09) Laurie A. Tucker
05) Michael Lamach
2.
	The approval of an amendment to the 2002 Stock Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 7,500,000 from 12,528,815 to 20,028,815 and extend the termination date thereunder from March 31, 2012 to March 31, 2018.		FOR ☐	AGAINST ☐	ABSTAIN ☐
3.
	The approval of an amendment to the 2006 Senior Executive Incentive Program to modify the definition of participant, increase the maximum compensation payable thereunder and modify and re-approve the payment criteria thereunder.		FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	The approval of an amendment to the 2003 Senior Executive Incentive Program to modify and re-approve the payment criteria thereunder.		FOR ☐	AGAINST ☐	ABSTAIN ☐
5.	The ratification of the selection by the Audit Committee of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2008.		FOR ☐	AGAINST ☐	ABSTAIN ☐
6.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment or postponement thereof.

Address change:

		Yes	No
Mark here for address change and note above. ☐	Please indicate if you plan to attend this meeting.	☐	☐

Materials Election
As of July 1, 2007, SEC rules permit companies to send you a notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. Check the box to the right if you want to receive a complete set of future proxy materials by mail, at no cost to you. If you do not take action you may receive only a Notice.	☐
Note: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer or if a partnership, please sign in full partnership name by an authorized person.
Signature [Please sign within box] Date		Signature (Joint Owners) Date

QuickLinks

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 5, 2008
PROXY STATEMENT FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS To be held on June 5, 2008 GENERAL INFORMATION
ITEM 1 ELECTION OF DIRECTORS
ITEM 2 AMENDMENT TO THE IRON MOUNTAIN INCORPORATED 2002 STOCK INCENTIVE PLAN
ITEM 3 AMENDMENT TO THE IRON MOUNTAIN INCORPORATED 2006 SENIOR EXECUTIVE INCENTIVE PROGRAM
ITEM 4 AMENDMENT TO THE IRON MOUNTAIN INCORPORATED 2003 SENIOR EXECUTIVE INCENTIVE PROGRAM
ITEM 5 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
COMPENSATION TABLES
DIRECTOR COMPENSATION
ADDITIONAL INFORMATION
IMPORTANT
THIRD AMENDMENT TO THE IRON MOUNTAIN INCORPORATED 2002 STOCK INCENTIVE PLAN
AMENDMENT TO THE IRON MOUNTAIN INCORPORATED 2006 SENIOR EXECUTIVE INCENTIVE PROGRAM
IRON MOUNTAIN INCORPORATED 2006 SENIOR EXECUTIVE INCENTIVE PROGRAM
AMENDMENT TO THE IRON MOUNTAIN INCORPORATED 2003 SENIOR EXECUTIVE INCENTIVE PROGRAM
IRON MOUNTAIN INCORPORATED 2003 SENIOR EXECUTIVE INCENTIVE PROGRAM